UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Analogic Corporation

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Analogic Corporation

Notice of Annual Meeting of Stockholders of

Analogic Corporation to be held on January 21, 2014

The Annual Meeting of Stockholders of Analogic Corporation will be held at our headquarters, located at 8 Centennial Drive, Peabody, Massachusetts 01960, on Tuesday, January 21, 2014 at 11:00 a.m. (Eastern Time) for the following purposes:

(1) To elect nine directors for a one-year term, to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

(2) To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014;

(3) To hold an advisory vote on executive compensation;

(4) To approve an Amended and Restated 2009 Stock Incentive Plan;

(5) To approve an Amended and Restated Employee Stock Purchase Plan; and

(6) To approve the 2014 Annual Incentive Compensation Plan.

Stockholders will also act on any other business that may properly come before the meeting or any adjournment thereof.

Our board of directors has fixed the close of business on November 22, 2013 as the record date for determining the stockholders having the right to notice of and to vote at the meeting.

Stockholders are cordially invited to attend the meeting in person. If you are not able to do so and wish that your stock be voted, please refer to the instructions on the Notice of Internet Availability of Proxy Materials, or Notice, that you received in the mail or, if you requested to receive printed proxy materials, your enclosed proxy card. If you received these proxy materials in the mail and are returning a proxy card via the enclosed envelope, no postage is required if mailed in the United States or Canada.

JOHN J. FRY Secretary

November 27, 2013

i

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on January 21, 2014

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

This proxy statement is furnished on behalf of the board of directors (which we refer to as our board) of Analogic Corporation (which we refer to as we, us, or Analogic) in connection with the solicitation of proxies for use at our annual meeting of stockholders (which we refer to as the 2014 annual meeting) to be held on Tuesday, January 21, 2014 at 11:00 a.m. (Eastern time) at our headquarters. The proxy statement is being mailed, together with the proxy card and our annual report to stockholders, or provided electronically pursuant to a notice of internet availability, on or about December 10, 2013, to each of our stockholders of record as of the close of business on November 22, 2013. You may obtain directions to the location of the 2014 annual meeting by contacting our Investor Relations Department at 978-326-4058 or at the “About Us” and “Locations” links on our website, which are located at www.analogic.com.

You should vote your shares in accordance with the instructions in (i) the Notice or (ii) the proxy card we sent to you, if you are a holder of record and received a paper copy of the proxy materials. When you vote in accordance with such instructions, your shares will be voted by the persons named in the proxy as directed in the proxy and, in the absence of such direction, “FOR” each of the nine director nominees, the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014 (which we refer to as fiscal 2014), the approval of the advisory vote on executive compensation, the approval of the Amended and Restated 2009 Stock Incentive Plan, the approval of the Amended and Restated Employee Stock Purchase Plan, and the approval of the 2014 Annual Incentive Compensation Plan.

Any stockholder submitting a proxy retains the power to revoke it at any time prior to the exercise of the powers conferred thereby. Such revocation may be effected by any means which are sufficient to revoke a power of attorney, including the giving of written notice of revocation to us at the above address or to our proxy tabulator, or the execution and delivery to us or our proxy tabulator of a subsequent proxy. Attendance of the stockholder at the 2014 annual meeting in person will not, however, be deemed to revoke the proxy unless the stockholder affirmatively indicates his/her intention to vote the shares in person by so advising the presiding officer or the Secretary at the 2014 annual meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 21, 2014:

This proxy statement and our Annual Report to Stockholders for the fiscal year ended July 31, 2013 (which we refer to as fiscal 2013) are available at www.edocumentview.com/ALOG.

To request a printed copy of the proxy statement, annual report to stockholders and form of proxy relating to our future stockholder meetings, visit www.edocumentview.com/ALOG, telephone: 1-866-641-4276, or send an email to investorvote@computershare.com.

Quorum and Vote Required

The holders of record of shares of our common stock, $.05 par value (which we refer to as common stock), at the close of business on November 22, 2013, may vote at the 2014 annual meeting. On November 22, 2013, there were issued and outstanding 12,430,661 shares of common stock. Each share of common stock is entitled to one vote on each of the matters to be considered at the 2014 annual meeting.

The holders of a majority of the shares of common stock issued and outstanding at the close of business on November 22, 2013 shall constitute a quorum for the transaction of business at the 2014 annual meeting. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and “broker non-votes”) will be counted for purposes of determining whether a quorum is present at the 2014 annual meeting.

If a quorum is present at the annual meeting, the vote required to adopt each of the scheduled proposals will be as follows:

Election of Directors (Proposal 1). The affirmative vote of a majority of the votes cast by the holders of our common stock is required for the election of directors in uncontested elections, such as the one at the 2014 annual meeting. In the event an incumbent director/nominee fails to receive a majority of the votes cast in an uncontested election, he or she must, pursuant to our director resignation policy, tender his or her resignation. The resignation is then considered by our Nominating and Corporate Governance Committee for recommendation to the board, and then acted upon by the board within 90 days after the election.

Ratification of Auditors (Proposal 2). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the ratification of the appointment of our independent registered public accounting firm.

Say on Pay (Proposal 3). The affirmative vote of a majority of the shares of common stock voting on the matter is required for approval of the advisory vote on executive compensation. Proposal 3 is a non-binding proposal.

Amended and Restated 2009 Stock Incentive Plan (Proposal 4). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval of the Amended and Restated 2009 Stock Incentive Plan.

Amended and Restated Employee Stock Purchase Plan (Proposal 5). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval of the Amended and Restated Employee Stock Purchase Plan.

Approval of our 2014 Annual Incentive Compensation Plan (Proposal 6). The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the approval of the 2014 Annual Incentive Compensation Plan.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under applicable stock exchange rules, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm is the only discretionary item to be considered at the 2014 annual meeting. Our remaining proposals are non-discretionary items. Accordingly, if you do not give instructions to your bank or brokerage firm with respect to Proposal 1 and Proposals 3-6, or if your bank or brokerage firm does not exercise its discretionary authority with respect to the ratification of the appointment of our independent registered public accounting firm, your shares will be treated as “broker non-votes” on these particular matters. “Broker non-votes” are shares with respect to which a bank or brokerage firm does not have discretionary voting authority and does not receive voting instructions from the beneficial holder, and shares with respect to which a bank or brokerage firm has discretionary voting authority but does not exercise such discretionary authority in voting on a proposal.

Shares that abstain from voting as to a particular matter and “broker non-votes” will not be considered to have voted with respect to the respective matter and, accordingly, will have no effect on the voting for any of our Proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board is comprised of nine members. Our board has nominated Bernard C. Bailey, Jeffrey P. Black, James W. Green, James J. Judge, Kevin C. Melia, Michael T. Modic, Fred B. Parks, Sophie V. Vandebroek, and Edward F. Voboril for re-election as directors, each to hold office until the 2015 annual meeting and until their respective successors have been duly elected and qualified. The persons named in the Notice as proxy holders or, if you are a stockholder of record who received printed proxy materials, the persons named in the enclosed proxy card will vote to elect each of the nominees as directors, unless and to the extent authority to vote for the election of one or more of the nominees is withheld by marking the proxy to that effect. In the event that any nominee should be unable to serve, discretionary authority is reserved for the named proxy holders to vote for a substitute, or to reduce the number of directors to be elected, or both. We believe that each of our nominees will be willing and able to serve if elected. Our board recommends a vote FOR each of our nominees.

Information Regarding Director Nominees

The following table sets forth certain information with respect to each nominee for director for a term expiring at the 2015 annual meeting.

Name	Age	Principal Occupation or Employment	Director Since
Bernard C. Bailey (1)(3)	60	Chief Executive Officer and Chairman of the Board of Authentix, Inc.	2010
Jeffrey P. Black (1)(2)	53	Former Chairman and Chief Executive Officer of Teleflex Incorporated	2010
James W. Green	55	President and Chief Executive Officer of Analogic Corporation	2007
James J. Judge (1)(3)	57	Executive Vice President & Chief Financial Officer of Northeast Utilities	2005
Kevin C. Melia (1)(2)	66	Former Non-Executive Chairman of the Board of Vette Corp. and Co-Managing Director of Boulder Brook Partners Private Investment	2009
Michael T. Modic (2)(4)	63	Chairman of the Neurological Institute at the Cleveland Clinic Foundation	2001
Fred B. Parks (2)(4)	66	Former Chief Executive Officer of NDS Surgical Imaging, Inc.	2007
Sophie V. Vandebroek (3)(4)	51	Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group	2008
Edward F. Voboril (3)(4)	71	Chair of the Board of Analogic Corporation; Former Chairman of the Board and Former Chief Executive Officer of Greatbatch, Inc.	1990

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Technology Committee

Mr. Bernard C. Bailey has been Chief Executive Officer and Chairman of the Board of Authentix, Inc., a global leader in authentication and provider of brand protection, excise tax recovery, and supply chain security solutions to governments and Fortune 500 companies since 2012. From 2006 until 2012, Mr. Bailey served as President of Paraquis Solutions, LLC a consulting firm to companies in the defense and security industries focused on strategy, change transformation, mergers and acquisitions, and corporate governance. From 2002 to 2006, Mr. Bailey was President and Chief Executive Officer of L-1 Identity Solutions, Inc. (previously Viisage Technology, Inc.), a developer of advanced technology identity solutions for governments, law enforcement agencies, and corporations. Mr. Bailey previously served as Chief Operating Officer of Art Technology Group, a developer and marketer of e-commerce software solutions, and in various executive positions during a seventeen-year career at IBM Corporation. Mr. Bailey also serves as a director for the Telos Corporation. During the past five years, he has previously served on the boards of directors of the following publicly traded companies: Lasercard Corporation, EF Johnson Technologies, Inc., Spectrum Control Inc., Identive Group Inc., and Point Blank Solutions, Inc.

Mr. Bailey’s qualifications to serve as director include his extensive experience in the security technology industry, serving both public and private sector customers. He also brings three decades of executive experience in the technology industry, including experience as a public-company CEO, as well as extensive board experience and a deep understanding of corporate governance. Mr. Bailey recently earned his Ph.D. in Management from Case Western Reserve University where his dissertation focused on corporate governance. He has served as an expert witness in the Court of Chancery of the State of Delaware, served as a speaker at various conferences on corporate governance, and has published in peer reviewed academic journals on corporate governance. Mr. Bailey holds a Master Level Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization and is a member of the National Association of Corporate Directors.

Mr. Jeffrey P. Black served as Chief Executive Officer of Teleflex Incorporated, a diversified medical device company, from 2002 to 2011. His twenty-seven year tenure with Teleflex also included roles as Group President of Teleflex Industrial and President of Teleflex Fluid Systems, a provider of engineered systems to OEM customers. Mr. Black also served on the board of Teleflex from 2002 to 2011, and as Chairman from 2006 to 2011. He has also served on the board of Sunoptic Technologies, a privately held provider of illumination and imaging products and services for OEM medical and industrial customers and end-user surgical products, since 1998.

Mr. Black’s qualifications include the perspectives gained from his career spanning almost thirty years in the medical device and technology industries, including as board Chair, board member, CEO, and senior executive. He also brings substantial experience optimizing business operations and cultivating growth through acquisition and new product development.

Mr. James W. Green has been our President and Chief Executive Officer since 2007. From 2005 to 2007, Mr. Green was Regional Vice President, California Division, of Quest Diagnostics Incorporated, a leading provider of diagnostic testing, information, and services. Before joining Quest, Mr. Green served as Senior Vice President & General Manager of Computed Tomography for Philips Medical Systems, a global leader in the business of developing, manufacturing, marketing, and servicing medical computed tomography systems.

Mr. Green brings extensive experience and important technical perspectives as a former OEM customer of medical imaging subsystems and as an end-user supplier of advanced medical imaging equipment, and through his experience leading and integrating diverse operations located on multiple continents. As President and CEO of Analogic, his in-depth knowledge of our company provides valuable insights to our board in areas such as strategic planning, financial and budgeting matters, engineering and product development, operations, sales and marketing, and general management.

Mr. James J. Judge has been Executive Vice President and Chief Financial Officer of Northeast Utilities, New England’s largest energy delivery company, since 2012. From 1999 until 2012, he was Senior Vice President and Chief Financial Officer of NSTAR, a publicly held electric and gas utility company. He previously held a number of executive positions at BEC Energy/Boston Edison. He received a bachelor of science degree in business administration and a master’s degree in business administration from Babson College.

Mr. Judge provides our board with in-depth financial and accounting expertise as well as insights gained from his long-time service as Chief Financial Officer of a publicly held entity operating in a regulated industry, which also provides diversity of viewpoint. That experience, together with the knowledge of our company gained through his service on our board, provides a strong foundation for his leadership role as Chair of our Audit Committee. Our board has also determined that Mr. Judge qualifies as an audit committee financial expert.

Mr. Kevin C. Melia served as the non-executive Chairman of Vette Corporation, a privately-held provider of thermal management solutions from 2008 to 2012. From 2004 to 2011, he was a joint managing director of Boulder Brook Partners LLC, a private investment company. From 2003 to 2008, he was the non-executive Chairman of IONA Technologies PLC, a leading middleware software company. Between 2003 and 2007, Mr. Melia also was the non-executive Chairman of A.Net (formerly Lightbridge Inc.), an e-payment company. He was the co-founder of Manufacturers’ Services Ltd. (“MSL”), a leading company in the electronics manufacturing services industry, and served as its Chairman and Chief Executive Officer from 1994 to 2003. Prior to establishing MSL, Mr. Melia held a number of senior executive positions over a five-year period at Sun Microsystems, including Chief Financial Officer, Executive VP of Operations and President of Sun Micro Systems Computer Company, a subsidiary of the parent company. He also held a number of senior executive positions in operations and finance in Europe and the U.S. over a seventeen-year career at Digital Equipment Corporation.

Mr. Melia is a director of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets, and serves on the audit and compensation committees. He also is a director of DCC plc, a procurement, sales, marketing, distribution and business support services group headquartered in Dublin, Ireland, and serves on the audit committee of that board. He is also a member of the board of Greatbatch, Inc., a provider of technologies to the medical device market and serves on the audit committee as chair and on the technology and innovation committee. He also is a former director of A.Net, Manugistics Corporation, and Eircom, Inc. He is a chartered accountant (FCMA.JDipMa) of the UK and Ireland.

Having been a co-founder, Chairman and Chief Executive Officer of MSL and Chairman of Vette Corporation, IONA Technologies PLC and A.Net, Mr. Melia has extensive business experience. His service in senior management positions at Sun Microsystems and Digital Equipment Corporation provided him with a wealth of knowledge in dealing with operational, financial and accounting matters. The depth and breadth of his global operational experience and his exposure to complex financial issues at such large corporations makes him a trusted advisor and a skilled member of the Company’s Audit and Compensation Committees.

Dr. Michael T. Modic has been Chairman of the Neurological Institute at the Cleveland Clinic Foundation since 2006. Dr. Modic has also been a Professor of Radiology, Cleveland Clinic Lerner College of Medicine at CWRU, since 2005. From 1989 to 2005, he was Chairman of the Division of Radiology at the Cleveland Clinic. He was also a member of the Board of Governors of the Cleveland Clinic Foundation from 2000 to 2005. Dr. Modic was previously a Professor of Radiology at The Ohio State University College of Medicine and Public Health. Dr. Modic has served on the editorial boards of the journals Radiology, American Journal of Neuroradiology, Magnetic Resonance in Medicine, and Magnetic Resonance Imaging.

Dr. Modic’s qualifications include his extensive experience in the healthcare field, both as a leader of an internationally recognized healthcare institution and as a practicing physician, both of which also provide diversity of viewpoint. Dr. Modic provides our board with valuable insight into the healthcare industry, including trends in healthcare policy and opportunities relating to healthcare equipment and services.

Dr. Fred B. Parks served as Chief Executive Officer and Director of NDS Surgical Imaging, Inc., a provider of advanced medical visualization technology, from 2011 to 2013. Dr. Parks has previously served as Chairman of the Board and Chief Executive Officer of Urologix, Inc. from 2003 to 2008. Prior to joining Urologix, Dr. Parks served as President and CEO of Marconi Medical Systems, a multi-modality supplier of medical imaging equipment, and following its acquisition by Royal Philips Electronics, led its integration into the Philips medical business. Previously, Dr. Parks held positions as President, Chief Operating Officer, and board member of St. Jude Medical, Inc., a medical device company focusing on implantable cardiovascular products, and as President, Chief Operating Officer, and board member of EG&G, Inc. (now PerkinElmer), a diversified technology company.

In addition to his past service on the boards of NDS, Urologix, EG&G, and St. Jude Medical, Dr. Parks served on the board of Steady State Imaging, LLC, a privately held developer of specialized magnetic resonance imaging technology, from 2010 to 2011.

Dr. Parks’ qualifications include his substantial experience as a senior executive and board member for a number of technology companies, and particularly in the medical device and medical imaging industries.

Dr. Sophie V. Vandebroek has been Corporate Vice President and Chief Technology Officer of Xerox Corporation and President of the Xerox Innovation Group, since January 2006. From 2002 through 2005, Dr. Vandebroek was Chief Engineer of Xerox Corporation and Vice President of the Xerox Engineering Center.

Dr. Vandebroek serves on the board of IDEXX Laboratories (IDXX), a global market leader in diagnostics and information technology solutions and services for veterinary, food and water testing markets. She is also a Fellow of the Institute of Electrical and Electronics Engineers; a member of the Royal Flemish Academy for Arts & Sciences; and serves on the advisory council of the dean of engineering of the Massachusetts Institute of Technology. Dr. Vandebroek is a member of the Women in Science and Technology Hall of Fame and is a named inventor on fourteen U.S. patents.

Dr. Vandebroek’s qualifications include senior leadership roles directing global research activities for an internationally recognized provider of technology and business process outsourcing services, and the knowledge and experience gained through her service on behalf of numerous technical, academic, and industry organizations. She provides our board with unique and broad perspectives on directing and shaping innovation to meet our strategic objectives, as well as on assessing the effectiveness of our investment in innovation. She also brings valuable insight on embracing diversity as a competitive advantage in the global marketplace.

Mr. Edward F. Voboril served as Chairman of the Board of Greatbatch, Inc., a developer and manufacturer of precision engineered components and sub-assemblies used in implantable medical devices, from 1997 to 2008. He served as Greatbatch, Inc.’s President and Chief Executive Officer from 1990 to 2006. Previously, Mr. Voboril served as Vice President and General Manager of the Biomedical Division of PPG Industries and held senior executive positions in the medical businesses of Honeywell, General Electric, Syntex, and Litton Industries. Mr. Voboril is currently an adjunct professor of engineering and chairman of “NUvention” at the Center for Entrepreneurship and Innovation at Northwestern University.

Mr. Voboril served as lead independent director of IRIS International, Inc., a supplier of in vitro diagnostic products, where he had been a director from 2008 to 2012.

Mr. Voboril has over 40 years in leadership roles in the medical and technology industries, with an emphasis in general management and strategic planning. He has also served as a public company CEO, a board chair, and on the boards of other publicly held companies. His breadth and depth of experience, coupled with the insight gained from his service on our board, provide a strong foundation for his leadership role as board chair.

CORPORATE GOVERNANCE

Our board has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The board reviews its governance practices on an ongoing basis in light of the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC, the NASDAQ listing standards, and other relevant considerations. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters, as most recently amended, and code of business conduct and ethics described below are posted on the Corporate Governance section of our website, which is located at http://investor.analogic.com. Alternatively, you can request a copy of any of these documents by writing to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary.

Corporate Governance Guidelines

Our board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities, and to serve our best interests and those of our stockholders. The corporate governance guidelines provide a framework for the conduct of the board’s business and specify, among other matters, that:

•	the principal responsibility of the directors is to oversee the management of Analogic;

•	a majority of the members of the board shall be independent directors;

•	the independent directors shall meet in executive session at least semi-annually to discuss, among other matters, the performance of our Chief Executive Officer;

•	directors have full and free access to our officers and employees and, as necessary, independent advisors;

•

the board, with oversight and guidance from the Nominating and Corporate Governance Committee, and our management shall provide orientation opportunities for new directors, and all directors are expected to be involved in continuing director education on an ongoing basis; and

•	the board’s responsibilities include evaluating the overall effectiveness of the board and its committees.

Leadership Structure of the Board

Our board leadership structure includes a board chair and chairs of each of our four standing board committees (which we describe in more detail below). The board does not have a policy on whether the offices of board chair and chief executive officer should be separate and, if they are to be separate, whether the board chair should be selected from among the independent directors or should be an employee of the Company.

The board has determined that the positions of board chair and chief executive officer should be separated at the current time. The board has appointed Mr. Voboril, an independent director, as board chair. We believe that the separation of the positions of board chair, on the one hand, and president and chief executive officer, on the other, strikes the appropriate balance between the oversight of the company’s corporate governance by one position and strategic direction and day-to-day leadership and performance by the other position.

The board has determined that all of the members of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent as defined under NASDAQ rules applicable to us, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), and in the case of all of the members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Oversight of Risk

The board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. Members of our senior management team attend our quarterly board meetings and are available to address any questions or concerns raised by the board on risk-management and any other matters. In addition, the board regularly receives reports on strategic matters involving our business. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices, and our Nominating and Corporate Governance Committee oversees risk management activities relating to board composition and management succession planning. Our Technology Committee oversees risk management activities relating to our technology initiatives. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

Following a review of our existing compensation policies, including those relating to our Named Executive Officers and to our employees more generally, our Compensation Committee believes that risks arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on our company. In reaching this conclusion, our Compensation Committee believes that compensation-related risk is limited by a number of factors, including the following:

•	Our compensation packages include multiple elements, including fixed and variable compensation, the amount and mix of which is appropriate to an employee’s level and role in the company.

•

Our variable compensation programs, which include annual incentive programs (which we call AIPs) and long-term incentive programs (which we call LTIPs), employ a number of different performance metrics (such as metrics that are based on revenues, earnings per share, return on invested capital, individual objectives, and relative total shareholder return) that are aligned with our near term and strategic objectives and the interests of our stockholders, and measured over differing time periods. We use performance targets that we believe are somewhat aggressive yet achievable without undue risk taking.

•

Our LTIPs provide for equity-based awards, which we believe tend to align the interests of our management with the interests of our stockholders. Performance-based awards represent the majority of compensation that is earned under our LTIPs, supplemented by option awards that vest based on time.

•	We limit the payouts under our AIPs and the shares earned under performance-based awards pursuant to our LTIPs at two times the target award for each participant.

We believe that, taken as a whole, the various elements of our compensation packages tend to mitigate compensation-related risk by reducing the focus on any single compensation element or performance metric, by encouraging our employees to consider both long and short term goals that are aligned with the interests of our stockholders, and by discouraging excessive risk in order to reach performance goals or to achieve excessive payouts.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code of business conduct and ethics is posted on our website (www.analogic.com). We post on our website all disclosures that are required by law or NASDAQ’s listing standards concerning any amendments to, or waivers of, any provision of our code of business conduct and ethics.

Director Independence

Under NASDAQ rules applicable to us, a director of Analogic qualifies as an “independent director” only if, in the opinion of the board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Messrs. Bailey, Black, Judge, Melia, and Voboril, and Drs. Modic, Parks, and Vandebroek, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an “independent director” as defined under NASDAQ rules.

Board Committees

The board has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Technology—each of which operates under a charter that has been approved by the board. A copy of each committee’s charter is posted on the Corporate Governance section of our website, which is located at www.analogic.com.

The board has determined that all of the members of each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent as defined under NASDAQ rules applicable to us, including, in the case of all of the members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), and in the case of all of the members of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act. In addition, the board has determined that the members of the Compensation Committee are outside directors for purposes of the tax deduction rules of section 162(m) of the Code.

Audit Committee

Our Audit Committee’s responsibilities include:

•	Overseeing our independent auditors, including their selection, independence, compensation and pre-approval of their services, and reviewing the auditor’s annual quality control report.

•

Reviewing our audited financial statements, including discussing our audited financial statements with our management and independent auditor, making recommendations to our board regarding financial statements, and preparing an annual audit committee report.

•

Reviewing other financial disclosures, including our independent auditor’s review of interim financial information and discussing our interim financial information with our management and independent auditor.

•	Overseeing our internal audit function.

•

Overseeing controls and procedures, including coordinating our board’s oversight of internal controls over financial reporting, disclosure controls, our code of conduct, risk management, related party transactions, and establishing procedures for handling anonymous and other complaints relating to accounting and audit-related matters.

The board has determined that Mr. Judge is an “audit committee financial expert” as defined in the SEC rules.

The current members of our Audit Committee are Mr. Judge (Chair), Mr. Bailey, Mr. Black, and Mr. Melia. Our Audit Committee met seven times during fiscal 2013.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	Reviewing and approving the compensation of our executive officers.

•	Overseeing the evaluation of our senior executives, including our executive officers.

•	Reviewing and making recommendations to the board with respect to incentive-compensation plans and equity-based plans.

•	Exercising the rights and functions of our board under our equity-based compensation plans, including the authority to make awards thereunder.

•	Reviewing and making recommendations to the board with respect to director compensation.

•	Reviewing and making recommendations to our board with respect to our annual compensation discussion and analysis disclosure.

•	Preparing an annual compensation committee report.

•	Appointing, compensating and overseeing the work of any compensation consultant, legal counsel and other advisor retained by the Compensation Committee.

The current members of our Compensation Committee are Mr. Black (Chair), Mr. Melia, Dr. Modic and Dr. Parks. Our Compensation Committee met six times during fiscal 2013.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•	Identifying persons qualified to become board members and recommending persons to be nominated by our board.

•	Reviewing with the board the requisite skills and criteria for new board members and the composition of the board as a whole.

•	Recommending to our board the directors to be appointed to our board committees and the chairs of each committee.

•	Overseeing corporate governance matters, including our Corporate Governance Guidelines, self-evaluations of our board, and management succession planning.

The current members of our Nominating and Corporate Governance Committee are Mr. Bailey (Chair), Mr. Judge, Dr. Vandebroek, and Mr. Voboril. Our Nominating and Corporate Governance Committee met five times during fiscal 2013.

Technology Committee

Our Technology Committee’s purpose is to assist the board in its oversight of Analogic’s technology initiatives. The Technology Committee’s responsibilities include:

•

Assessing and advising the board regarding our technology strategy, including: the long-term, strategic goals of our research and development (which we refer to as R&D) investments; technology, products, competition and market trends relevant to our strategic direction; emerging technologies and markets consistent with or complementary to our strategic direction; and our overall technological competitiveness.

•	Providing the board with technological guidance relevant to matters such as proposed market entries and exits, acquisitions and divestitures, and significant R&D investments.

•

Assessing and advising the board regarding our technology infrastructure, including the strength and competitiveness of our strategic and product planning procedures, programs for attracting, developing and retaining key technical personnel and technical leadership, R&D facilities and equipment, and programs for identifying, protecting, and exploiting our intellectual property.

The current members of our Technology Committee are Dr. Vandebroek (Chair), Dr. Modic, Dr. Parks, and Mr. Voboril. Our Technology Committee met four times during fiscal 2013.

Nominations Process for Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. Among other matters, these criteria specify that director nominees should have a reputation for integrity, demonstrated business acumen, a commitment to understand us and our industry, and the interest and ability to act in the interests of all of our stockholders. The Nominating and Corporate Governance Committee considers these criteria in the context of an assessment of the operation and goals of the board as a whole and seeks to achieve diversity of occupational and personal backgrounds on the board, including personal characteristics such as race and gender, as well as experience and skills that contribute to the board’s performance of its responsibilities in the oversight of the company’s business. The Nominating and Corporate Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the board and by gathering data and discussing the diversity of the board membership in the annual self-assessment process. The board actively seeks to consider diverse candidates for board membership when it has a vacancy to fill.

The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective director nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to the stockholder’s ownership of common stock as of the date on which such recommendation is made, to the Nominating and Corporate Governance Committee, c/o John J. Fry, Senior Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960. Assuming that appropriate biographical and background materials have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy for the next annual meeting of stockholders.

Stockholders also have the right under our by-laws to nominate director candidates directly, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board, by following the procedures set forth in Article II, Section 15, of our by-laws. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors only if written notice of such stockholder’s intent to make such nomination or nominations has been given to our Secretary not later than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Any stockholder notice of nomination shall contain the information set forth in Article II, Section 15, of our by-laws.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Chair of the Board, with the assistance of our Senior Vice President,

General Counsel, and Secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Chair of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o John J. Fry, Senior Vice President, General Counsel, and Secretary, Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960.

Board Meetings and Attendance

The board met seven times during fiscal 2013, either in person or by teleconference. During fiscal 2013, each director attended at least 75% of the aggregate number of board meetings and meetings held by all committees on which the director then served.

Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the directors’ attendance at our annual meetings of stockholders. Our practice, however, is to have a meeting of the board immediately following the annual meeting of stockholders. All then-current directors attended the 2013 annual meeting held on January 22, 2013 (which we call our 2013 annual meeting).

DIRECTOR COMPENSATION

Overview

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the board when appropriate. The primary objectives of the Compensation Committee with respect to non-employee director compensation are to:

•	Attract, retain, and motivate non-employee director talent; and

•	Align non-employee director compensation with the creation of stockholder value.

Non-employee directors earn annual cash and stock retainers and meeting fees for their service on our board. Effective July 31, 2013, and as described more fully below and in connection with Proposal 4, we have discontinued the grant of stock options to our non-employee directors. No compensation is paid to any director for his or her service on our Board if that director is an employee of ours.

We have also adopted stock ownership guidelines for our non-employee directors.

Annual Cash Retainer

In calendar years 2012 and 2013, our non-employee directors earned base Annual Cash Retainers of $25,000 under the Analogic Corporation Amended and Restated Non-Employee Director Stock Plan (which we refer to as the Non-Employee Director Stock Plan), which was approved by our stockholders on January 23, 2012.

In calendar years 2012 and 2013, our board chair earned an additional Annual Cash Retainer of $75,000. The chair of the Audit Committee earned an additional Annual Cash Retainer of $10,000 and the chairs of the Compensation Committee, the Nominating and Corporate Governance Committee, and the Technology Committee each earned additional Annual Cash Retainer of $7,500.

As described more fully below, our non-employee directors may elect to receive some or all of their Annual Cash Retainers in the form of deferred stock units (which we refer to as DSUs).

Annual Share Retainer

Our non-employee directors earn Annual Share Retainers pursuant to the Non-Employee Director Stock Plan. In calendar years 2012 and 2013, our non-employee directors received Annual Share Retainers having a value of $70,000. The Annual Share Retainer was granted on February 1 of each year. The number of shares granted to each of our non-employee directors was determined based on the fair market value of our common stock on the grant date. As described more fully below, our non-employee directors may elect to receive some or all of their Annual Share Retainer in the form of DSUs.

Deferral of Annual Cash and Share Retainers

Pursuant to the Non-Employee Director Stock Plan, our non-employee directors may elect to receive some or all of their Annual Cash and Share Retainers in the form of DSUs. The number of DSUs is determined based on the fair market value of our common stock on the date that the deferred portion of the Annual Cash and Share Retainers would have otherwise been paid. Payment of DSUs is made in the form of the equivalent number of shares of our common stock at the end of the applicable deferral period. Dividend equivalents are earned on DSUs and are paid in cash, without interest, at the end of the applicable deferral period.

Stock Options

As noted above, we have discontinued the grant of stock options to our non-employee directors effective July 31, 2013. Prior to July 31, 2013, our non-employee directors were granted an option to acquire 5,000 shares of our common stock effective on the date that he or she was first elected to our board. Subject to continued service on our board, an option to acquire an additional 5,000 shares of our common stock was granted every four years on the fourth anniversary of the preceding grant date. The exercise price of the options was the fair market value of our common stock on the grant date. The options became exercisable in three equal annual installments on first, second, and third anniversaries of the grant date, and expire ten years from the grant date.

In calendar years 2012 and 2013, these options were granted under our Amended and Restated 2009 Stock Incentive Plan (which we refer to as our 2009 Stock Incentive Plan).

Meeting Fees

For each meeting of the board or any board committee, each of our non-employee directors received a fee of $1,500 per meeting for each meeting attended in person, and a fee of $1,000 per meeting for each meeting attended by telephone. Directors also received reimbursement for meeting-related travel expenses.

Changes In Director Compensation

In calendar year 2013, in connection with its annual review of director compensation and with the assistance of its independent compensation consultant, F.W. Cook & Co., Inc., the Compensation Committee recommended to our board of directors that (i) the grant of director stock options be discontinued as of July 31, 2013; (ii) the base Annual Cash Retainer be increased from $25,000 to $30,000 as of February 1, 2014; and (iii) the Annual Share Retainer be increased from $70,000 to $110,000 as of February 1, 2014. The board accepted the Compensation Committee’s recommendation. The increase in the Annual Share Retainer is subject to stockholder approval of our 2009 Stock Incentive Plan as described more fully in Proposal 4. If Proposal 4 is approved by our stockholders, the Annual Share Retainer will be granted pursuant to the 2009 Stock Incentive Plan, and we will no longer grant equity awards under the Non-Employee Director Stock Plan.

Stock Ownership Guidelines for Our Non-Employee Directors

In order to better align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, our board, acting on the recommendation of our Compensation Committee, has adopted stock ownership guidelines for our non-employee directors.

Non-employee directors are expected to acquire a number of shares of our common stock having the value shown below:

Stock Ownership Guideline	$110,000
Attainment Period	Five (5) years from the later of: • Election as a director; or • October 1, 2011
Stock Owned for Purposes of Ownership Guideline

• Stock acquired on the open market;

• Stock acquired through the exercise of options;

• Restricted stock and restricted stock units, whether vested or unvested;

• Stock acquired through Company benefit plans; and

• Deferred stock units.

Administration	The Stock Ownership Guidelines will be administered by the Compensation Committee, which will evaluate compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in the Company’s stock price, changes in director compensation, and the personal financial situation of a director, will be reviewed by the Compensation Committee.

As of October 15, 2013, all of our non-employee directors own a quantity of our stock that meets or exceeds the stock ownership guidelines.

DIRECTOR COMPENSATION TABLES

The table below summarizes the compensation that we paid to our non-employee directors for fiscal 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Edward F. Voboril	122,500	70,000	—	192,500
Bernard C. Bailey	58,000	70,000	—	128,000
Jeffrey P. Black	59,500	70,000	—	129,500
James J. Judge	60,000	70,000	137,144	267,144
Kevin C. Melia	52,500	70,000	141,897	264,397
Michael T. Modic	49,000	70,000	141,822	260,822
Fred B. Parks	49,000	70,000	—	119,000
Sophie V. Vandebroek	54,500	70,000	112,770	237,270

(1)	The next table further describes the information included in this column.
(2)	This column represents the Annual Share Retainer. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013. During fiscal 2013, Mr. Bailey, Mr. Black, Mr. Judge, Dr. Modic, and Dr. Parks elected to defer the Annual Share Retainer in the form of DSUs. The non-employee directors have the following DSUs as of July 31, 2013: Mr. Voboril: 3,979; Mr. Bailey: 4,271; Mr. Black: 2,989; Mr. Judge: 6,110; Dr. Modic: 8,617; and Dr. Parks: 9,008.
(3)	Amount reflects the grant date fair value of directors’ stock options granted in fiscal 2013, computed in accordance with accounting principles generally accepted in the United States of America and calculated using the Black-Scholes valuation model utilizing the Company’s assumptions. The non-employee directors have the following outstanding stock option awards as of July 31, 2013: Mr. Voboril: 10,000; Mr. Black: 5,000; Mr. Bailey: 5,000; Mr. Judge: 15,000; Dr. Modic: 10,000; Dr. Parks: 10,000; Mr. Melia: 10,000; and Dr. Vandebroek: 10,000. Additional information can be found in Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2013.

The following table further describes the information included in the Fees Earned or Paid in Cash column in the preceding table.

Name	Annual Retainers ($)(1)	Board and Committee Chair Fees ($)	Board Meeting Fees ($)	Audit Committee Meeting Fees ($)	Compensation Committee Meeting Fees ($)	Technology Committee Meeting Fees ($)	Nominating and Corporate Governance Committee Meeting Fees ($)	Total ($)
Edward F. Voboril	25,000	75,000	9,500	—	—	6,000	7,000	122,500
Bernard C. Bailey	25,000	7,500	9,500	9,000	—	—	7,000	58,000
Jeffrey P. Black	25,000	7,500	9,500	9,000	8,500	—	—	59,500
James J. Judge	25,000	10,000	9,000	9,500	—	—	6,500	60,000
Kevin C. Melia	25,000	—	9,500	9,500	8,500	—	—	52,500
Michael T. Modic	25,000	—	9,500	—	8,500	6,000	—	49,000
Fred B. Parks	25,000	—	9,500	—	8,500	6,000	—	49,000
Sophie V. Vandebroek	25,000	7,500	9,000	—	—	6,000	7,000	54,500

(1)	Dr. Modic, Mr. Bailey, Mr. Black, and Dr. Parks deferred their entire Annual Cash Retainers into DSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS,

AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of our common stock as of October 15, 2013 (except as otherwise indicated) by (a) all persons (including any “group,” as defined in Section 13(d)(3) of the Exchange Act) known by us to beneficially own 5% or more of our common stock, (b) each director and nominee for director, (c) our Named Executive Officers (as defined under “Compensation of Executive Officers—Summary Compensation Table” below), and (d) all of our directors and executive officers as a group. With respect to directors and executive officers, the amounts shown are based upon information furnished by the individual directors and officers. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon exercise of stock options that are immediately exercisable or exercisable within 60 days after October 15, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 15, 2013. Except as otherwise indicated, to our knowledge, the persons identified below have sole voting and sole investment power with respect to the shares they own of record.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
5% Stockholders
T. Rowe Price Associates, Inc. (1)	1,573,442	12.8	%(1)
100 East Pratt Street
Baltimore, Maryland 21202
BlackRock, Inc. (2)	1,003,191	8.2	%(2)
40 East 52nd Street
New York, New York 10022
The Vanguard Group—23-1945930 (3)	797,299	6.5	%(3)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Director Nominees
Bernard C. Bailey	7,282	(4)	*
	4,446	(5)
Jeffrey P. Black	6,647	(6)	*
	3,164	(5)
James W. Green	68,671	(7)	*
James J. Judge	10,000	(8)	*
	6,109	(5)
Kevin C. Melia	11,092	(9)	*
Michael T. Modic	5,000	(10)	*
	8,617	(5)
Fred B. Parks	8,334	(11)	*
	9,183	(5)
Sophie V. Vandebroek	10,352	(12)	*
Edward F. Voboril	18,798	(13)	*
	3,964	(5)

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers (Other than Mr. Green, listed above)
Mervat Faltas	5,905		*
John J. Fry	29,590	(14)	*
Michael L. Levitz	31,180	(15)	*
Farley Peechatka	23,773	(16)	*
All Directors and Executive Officers as a Group (13 persons)	272,107	(17)	2.2%

*	Represents less than 1% ownership.
(1)	Based solely on a Schedule 13G/A filed with the SEC on January 10, 2013, which presents information as of December 31, 2012. These shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as investment advisor with sole voting power as to 281,952 shares and sole dispositive power as to 1,573,442 shares. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly denies that it is, in fact, the beneficial owner of such securities.
(2)	Based solely on a Schedule 13G/A filed with the SEC on February 1, 2013, which presents information as of December 31, 2012.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 22, 2013, which presents information as of December 31, 2012.
(4)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(5)	Consists of DSUs, which are payable in common stock. The value of a DSU is, at any given time, equal to the then-current value of a share of our common stock.
(6)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(7)	Includes 28,904 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(8)	Consists of 10,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(9)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(10)	Consists of 5,000 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(11)	Consists of 8,334 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(12)	Includes 6,667 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(13)	Includes 6,667 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(14)	Includes 12,381 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(15)	Includes 14,633 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(16)	Includes 7,807 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013.
(17)	Includes 115,393 shares issuable upon exercise of options exercisable within 60 days after October 15, 2013 and 35,483 DSUs.

EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position	Date Since Office Has Been Held
James W. Green	55	President and Chief Executive Officer	2007
Mervat Faltas	62	Senior Vice President and General Manager, Medical Imaging Business	2011
John J. Fry	52	Senior Vice President, General Counsel, and Secretary	2007
Michael L. Levitz	40	Senior Vice President, Chief Financial Officer, and Treasurer	2009
Farley Peechatka.	52	Senior Vice President and General Manager, Ultrasound Business	2011

For additional information with respect to Mr. Green, who is also a director, see Proposal 1—Election of Directors.

Mervat Faltas has served as Senior Vice President and General Manager of our Medical Imaging business since May 2010. She joined our Analogic Canada subsidiary (formerly known as Anrad) in July 2005 as Vice President of Operations and was named President of Analogic Canada in January 2006. From May 2000 until June 2005, Mrs. Faltas served in various capacities at ITF Optical Technologies, a Montreal-based provider of fiber optic components for terrestrial and undersea communication networks, including as President and CEO. From 1990 to 2000, Mrs. Faltas held various positions at PerkinElmer Corporation, including General Manager of PerkinElmer’s Montreal operation.

John J. Fry is our Senior Vice President, General Counsel, and Secretary. He joined us in November 2007. From April 2005 until joining us, Mr. Fry was a principal of the law firm Driggs, Hogg, & Fry Co., L.P.A. (formerly Driggs, Lucas, Brubaker & Hogg Co., L.P.A.), where his practice focused primarily on technology and intellectual property law. From August 1995 to April 2005, he held various legal positions at Philips Medical Systems (formerly Marconi Medical Systems and Picker International), including Senior Corporate Counsel and Intellectual Property Manager and counsel to Philips’ computed tomography business.

Michael L. Levitz is our Senior Vice President, Chief Financial Officer, and Treasurer. Mr. Levitz joined us in July 2009. From October 2007 to July 2009, Mr. Levitz was Vice President and Controller of the Cytyc business unit of Hologic Inc., a developer, manufacturer, and supplier of premium diagnostic products, medical imaging systems, and surgical products focused on the healthcare needs of women. From September 2002 until Cytyc Corporation’s merger with Hologic Inc. in October 2007, Mr. Levitz served in various capacities at Cytyc Corporation, including Vice President and Corporate Controller. Mr. Levitz began his career in the audit practice of Arthur Andersen LLP and is a certified public accountant.

Farley Peechatka has served as Senior Vice President and General Manager of our Ultrasound business since May 2011. Mr. Peechatka joined us in November of 2002 as Vice President of Operations of our Sound Technology, Inc. (“STI”) subsidiary upon our acquisition of STI from Siemens Medical. Mr. Peechatka became President of STI in October 2008. Mr. Peechatka is a co-founder of Sound Technology, a leading provider of medical ultrasound transducers, and held multiple positions in the company, most recently as the Vice President of Operations and President. Prior to founding Sound Technology in 1987, he held engineering positions with Johnson & Johnson and GE Ultrasound.

Our executive officers are elected annually by the board and hold office until their successors are chosen and qualified, subject to earlier removal by the board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Analogic is a participant, the amount involved exceeds $100,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related party,” has a direct or indirect material interest.

If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party must report the proposed related party transaction to our General Counsel. The policy calls for the proposed related party transaction to be reviewed and, if deemed appropriate, approved by the board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related party transaction. The policy also permits the Audit Committee chair to review and, if deemed appropriate, approve proposed related party transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related party transactions that are ongoing in nature will be reviewed annually.

A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related party’s interest in the transaction. The committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with Analogic’s best interests. The committee may impose any conditions on the related party transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related party transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not related party transactions for purposes of this policy:

•

interests arising solely from the related party’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related party and all other related parties own in the aggregate less than a 10% equity interest in such entity and (b) the related party and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of Analogic’s charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

There were no related party transactions since the fiscal year beginning August 1, 2012.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis addresses the compensation of our principal executive officer, our principal financial officer, and our other three executive officers who were the most highly compensated executive officers of Analogic for fiscal 2013. It should be read in conjunction with the other information contained in this proxy statement. The following executives were our Named Executive Officers for fiscal 2013:

•	James W. Green, our president and chief executive officer;

•	Mervat Faltas, our senior vice president, Medical Imaging business;

•	John J. Fry, our senior vice president, general counsel, and secretary;

•	Michael L. Levitz, our senior vice president, chief financial officer, and treasurer; and

•	Farley Peechatka, our senior vice president, Ultrasound business.

Executive Summary

The Compensation Committee strives to design and implement executive compensation programs that align executive compensation with our Company’s financial performance and the creation of shareholder value. To this end, a substantial portion of the compensation of our Named Executive Officers is earned under annual and long term incentive programs that are linked directly to the achievement of a mix of financial metrics such as revenue, earnings per share, return on invested capital, and relative total shareholder return. The Compensation Committee believes that the strong level of shareholder support expressed in our advisory votes on executive compensation is an endorsement of our executive compensation philosophy.

While our fiscal 2013 compensation programs were largely unchanged from fiscal 2012, the Compensation Committee continues to review and modify these programs to advance the interests of our Company and our shareholders while still providing meaningful incentives to our executives. For example, the Compensation Committee implemented double trigger vesting for equity awards granted in September 2013, and intends to continue this practice for future equity awards.

In addition, fiscal 2013 was a year of strong operating performance, including record revenues, a 7% year-over-year revenue growth, a 10% compound annual revenue growth rate since fiscal 2010, and a 14% year over-year-growth in operating income. For our Named Executive Officers, this performance translated to an aggregate performance equal to 94% of target under our fiscal 2013 annual incentive program (which we refer to as our FY13 AIP) and 125% of target under our fiscal 2011 to 2013 long term incentive program (which we refer to as our FY11-13 LTIP). We believe that these results provide objective evidence of the rigor of the performance targets established under these programs.

More information on these and other items pertinent to the fiscal 2013 compensation of our Named Executive Officers can be found below and should be read in conjunction with the other information contained in this proxy statement.

Compensation Overview

Compensation Objectives and Philosophy. The primary objectives of our executive compensation programs are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate performance goals; and

•	align executives’ incentives with the creation of shareholder value.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation programs with the goal of setting compensation at levels the Compensation Committee believes are necessary to allow us to compete for executive talent with other companies in our industry and region. Further, a significant portion of our executives’ compensation is performance-based, with compensation directly linked to achievement of annual and long term goals.

Allocation of Fiscal 2013 Target Compensation of Our Named Executive Officers. The primary components of our executive compensation program include annual base salary, AIPs, and Long Term Incentive Programs (which we refer to as LTIPs), which are evaluated annually by the Compensation Committee. The FY13 AIP, which was payable entirely in cash, consisted of at-risk, performance-based compensation that was earned entirely on the achievement of predetermined performance goals. The LTIP for fiscal 2013 (which we refer as the FY13-15 LTIP) consisted of performance-based restricted stock units (which we refer to as RSUs) and time-based stock options. As with the cash incentive compensation under the FY13 AIP, the performance-based RSUs represent at-risk compensation, the vesting of which is entirely dependent on the achievement of predetermined performance goals. The value, if any, realized from stock options depends entirely on the continued appreciation of our stock. The fiscal 2013 target pay mix for our CEO and the average target pay mix for our other Named Executive Officers, as established by the Compensation Committee in September 2012, is shown below:

Note: The above pay mix assumes performance at target. These programs, and the valuation assumptions used to establish target awards, are described in greater detail below. Please refer to the Other Equity Compensation and Employee Benefits and Other Compensation sections below, as well as the Summary Compensation Table below, for more information on other compensation and benefits that are not included in the charts above.

Fiscal 2013 Accomplishments. Fiscal 2013 was a year of continued revenue growth and improved operating performance. Highlights for the year included the following:

•	Record revenue of $550 million, up 7% from fiscal 2012, representing a 10% compound annual growth rate since fiscal 2010.

•	Operating income of $45 million, up 14% from fiscal 2012.

•	Achieved profitability goals, including increased operating margins.

•	Operating cash flow of $41 million.

•	Completed the acquisition of Ultrasonix Medical Corporation, accelerating our expansion into the fast growing point of care ultrasound market.

Compensation Process

Role and Authority of the Compensation Committee. The Compensation Committee oversees our executive compensation programs. In this role, the Compensation Committee regularly reviews and approves the compensation of our executive officers. Additional information about the Compensation Committee, including its composition and responsibilities, can be found on page 9 of this proxy statement. The Committee’s practice has been to establish fiscal year base salaries, and to grant annual and long term incentive awards, at its regularly scheduled September meeting. From time-to-time, the Committee makes other adjustments to individual compensation arrangements due to promotions, changes of responsibilities, or other appropriate circumstances. Under its charter, the Compensation Committee may delegate its authority to one or more subcommittees as it deems appropriate.

Role of Compensation Consultants. The Compensation Committee retained Frederic W. Cook & Co., Inc. (which we refer to as F.W. Cook) as the Committee’s independent compensation advisor for fiscal 2013 in connection with director and executive compensation. Advisory services provided by F.W. Cook included assistance in reviewing trends in executive compensation, our compensation peer group, and the design of our executive compensation programs. F.W. Cook also assisted the Compensation Committee in obtaining compensation benchmark data and establishing the compensation levels of our executive officers. F.W. Cook provides no services to the Company other than those performed on behalf of the Committee.

Role of Management. The Compensation Committee receives input from our CEO and other members of our senior management team with respect to compensation programs for our executive officers and other employees. The Compensation Committee also receives input from our CEO on the performance of our other executive officers and on compensation decisions for those officers. The Committee considers, but is not bound by and does not always accept, the recommendations of our CEO or the other members of our management team with respect to compensation matters. While our CEO and other members of our senior management team typically attend Compensation Committee meetings, the Committee regularly meets in executive session without management present. The Committee discusses our CEO’s compensation package with him, but makes decisions with respect to his compensation without him present. The Committee makes compensation decisions with respect to our other executive officers without them present.

Advisory Vote on Named Executive Officer Compensation

The Compensation Committee considered the results of our shareholder advisory vote on executive compensation (commonly referred to as the say-on-pay vote) that took place at our 2013 annual meeting, at which 95.6% of the votes cast supported our executive compensation policies. In view of the strong support expressed by our shareholders and the Compensation Committee’s view that our executive compensation program is aligned with our pay-for-performance philosophy, the Compensation Committee has not implemented any changes to our executive compensation policies as a result of the 2013 say-on-pay vote.

Bases for Our Compensation Policies and Decisions

As a general guideline, the Compensation Committee seeks to establish the target compensation of our executive officers at approximately the median of our peers, assuming that our company meets the performance targets established for our annual and long term incentive programs. An individual executive’s target compensation may be higher or lower than this guideline based on his or her particular background, experience and performance, market factors, and internal equity. These factors are weighed by the Compensation Committee in its judgment, and no one factor takes precedence over the others.

In determining our compensation peer group, the Compensation Committee selects companies based on their similarity to our Company based on criteria such as revenues, market capitalization, and industry. In establishing the fiscal 2013 compensation of our executive officers, the Compensation Committee used the same compensation peer group that was used for fiscal 2012, except that companies which had been acquired since fiscal 2012 were removed from the peer group. The companies in the fiscal 2013 peer group were as follows:

• Accuray Incorporated	• FEI Company	• Newport Corporation

• American Science & Engineering, Inc.	• Greatbatch, Inc.	• Omnivision Technologies, Inc.

• Cognex Corporation	• Micrel Incorporated	• OSI Systems, Inc.

• Coherent, Inc.	• MTS Systems Corporation	• Sonosite, Inc.

In setting fiscal 2013 compensation, data from the fiscal 2013 peer group was supplemented by compensation survey data provided by the Compensation Committee’s independent compensation consultant based on a national, technology industry compensation survey.

Components of our Executive Compensation Programs

The primary components of our executive compensation programs are:

•	Base salary;

•	Annual Incentive Programs; and

•	Long Term Incentive Programs.

Our executive compensation programs also include employee benefits and other compensation, and severance and change-of-control benefits.

The Compensation Committee has not adopted a formal policy for allocating between short and long term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing information provided by its compensation consultant and other relevant information, determines what it believes to be the appropriate level and mix of compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Generally, we believe that executive base salaries should be competitive with salaries for executives in similar positions at comparable companies. Base salaries are reviewed at least annually by the Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account factors such as total direct compensation, individual responsibilities, performance, experience and time in service, market conditions, and information from our compensation consultant.

On September 10, 2012, the Compensation Committee established the fiscal 2013 base salaries of our Named Executive Officers as follows:

	Fiscal 2013 Base Salary	Percent Change From Fiscal 2012 Base Salary
James W. Green	$540,750	3%
Mervat Faltas	$309,860	3%
John J. Fry	$341,433	4%
Michael L. Levitz	$321,491	6%
Farley Peechatka	$291,200	4%

The comparatively larger increases in fiscal 2013 base salaries for Messrs. Fry, Levitz, and Peechatka reflected the Compensation Committee’s intention to align their base salaries more closely with the market median and internal equity.

Annual Incentive Programs

Our AIPs are designed to reward our executive officers for achieving specified corporate financial objectives. The AIPs emphasize pay for performance and are intended to align executive compensation with the achievement of specified operating results.

On September 10, 2012, the Compensation Committee granted target awards under our AIP for fiscal 2013 (which we refer to as the FY13 AIP). For our Named Executive Officers, the FY13 AIP consisted entirely of performance-based awards that were earned based on the achievement of corporate financial objectives. Awards under the FY13 AIP were payable in cash.

Our Named Executive Officers each received a target award as a percentage of his or her fiscal 2013 base salary. The FY13 AIP target awards for our Named Executive Officers were as follows:

	FY13 AIP Target Award (% of Base Salary)	FY12 AIP Target Award (% of Base Salary)
James W. Green	100%	100%
Mervat Faltas	50%	50%
John J. Fry	60%	50%
Michael L. Levitz	60%	50%
Farley Peechatka	50%	50%

The FY13 AIP target awards for Messrs. Fry and Levitz were adjusted to align more closely with the market median.

The performance metrics and weightings for our Named Executive Officers under the FY13 AIP were established as follows:

Fiscal 2013 Analogic Non-GAAP EPS	Fiscal 2013 Analogic Revenue	Fiscal 2013 Analogic ROIC
60%	30%	10%

Analogic non-GAAP earnings per share (which we refer to as EPS) was calculated using the non-GAAP adjustments as approved by the Audit Committee of the board and applied to each quarter. The use of these non-GAAP adjustments is consistent with our own assessment of our operating performance and also aligns with the non-GAAP financial information reported to our shareholders. Non-GAAP adjustments included share-based compensation expense, acquisition related gains and expenses, restructuring charges, gains on sale of investments, and taxes. The Compensation Committee retained the discretion to reject any such adjustments for the purpose of determining the payments under the FY13 AIP. The performance measures were subject to equitable adjustment to exclude the impact of acquisitions and divestitures.

Analogic return on invested capital (which we refer to as ROIC) was defined as our after tax non-GAAP operating income (calculated in accordance with the fiscal 2013 non-GAAP adjustments described above) divided by our average invested capital. Invested capital was defined as the sum of non-cash current assets, long term assets and operating cash, minus current liabilities.

The Compensation Committee retained, but did not exercise, the discretion to fund bonuses from a pool approved by the Compensation Committee if 50% of the target non-GAAP EPS was not achieved. For our executive officers, no bonuses would be funded under the FY13 AIP if our actual fiscal 2013 non-GAAP EPS did not exceed our fiscal 2012 non-GAAP EPS.

The performance targets were set by the Compensation Committee to be aligned with our near term objectives to have a reasonable chance of attainment. The threshold, target, and maximum goals and the associated payout factors for each performance metric, and the actual performance and performance factors with respect to each such metric as applicable to our Named Executive Officers under the FY13 AIP, were as follows:

	Goal			Actual
	Threshold 0.25x	Target 1x	Maximum 2x	Actual Performance	Excluding Ultrasonix	Performance Factor
Analogic Non-GAAP EPS	$3.61	$3.95	$4.55	$3.88	$4.00	1.08
Analogic Revenue ($ millions)	$518.0	$557.0	$587.0	$550.4	$540.3	0.68
Analogic ROIC	14.0%	15.1%	16.0%	14.1%	14.9%	0.86
Aggregate Performance Factor						0.94

For the purpose of determining performance awards under the FY13 AIP, the Non-GAAP EPS, revenue, and ROIC results were adjusted to exclude the impact of the acquisition of Ultrasonix Medical Corporation. The Compensation Committee did not exercise its discretion to reject any Non-GAAP adjustments.

Based on the aggregate performance factor of 0.94, the Compensation Committee approved cash payments to our Named Executive Officers under the FY13 AIP as follows:

Total Payment
James W. Green	$507,735
Mervat Faltas	$145,471
John J. Fry	$192,283
Michael L. Levitz	$180,926
Farley Peechatka	$136,661

Long Term Incentive Programs

Our long term incentive programs (which we refer to as LTIPs) are equity-based award programs that have been the primary vehicle for offering long-term incentives to our executives. We believe that equity-based grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of the equity grants furthers our goal of executive retention by providing an incentive to our executives to remain in our employ during the vesting period. All grants of equity-based awards to our executives are approved by the Compensation Committee. In determining the size of equity-based awards to our executives, the Compensation Committee considers factors such as scope of responsibility, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of such awards, the recommendations of our chief executive officer and data from the compensation peer group.

In designing the FY12-14 LTIP, the Compensation Committee concluded that the FY12-14 LTIP should include a balanced mixture of non-GAAP EPS RSUs, relative total shareholder return (which we refer to as TSR) RSUs, and time-based stock options. The Committee has retained this approach in designing the FY13-15 LTIP. The Committee believes that this plan design serves a number of important purposes, including the following:

•

The performance-based orientation on our long term incentive program. Non-GAAP EPS and TSR-based RSUs represent at-risk compensation, the vesting of which is entirely dependent on the achievement of predetermined performance goals that are aligned with our longer term objectives. The value, if any, realized from stock options depends entirely on the continued appreciation of our Company’s stock.

The Committee continues to use Non-GAAP EPS as a metric for both the FY13 AIP and FY13-15 LTIP in view of the importance of Non-GAAP EPS as a metric for evaluating the Company’s performance, the differing time periods covered by the AIP and LTIP awards, the use of Non-GAAP EPS in combination with other metrics (e.g., revenue, ROIC, and TSR), and the proportions of the

Non-GAAP EPS components of the respective awards (i.e., 60% of the FY13 AIP target award and 33% of the FY13-15 LTIP target award).

•

The utilization of equity under our shareholder approved equity plans. In the case of performance based awards, we are required to reserve against future issuance a number of shares sufficient to fund the maximum performance level, even though the performance targets are established so that the achievement of the maximum performance levels is unlikely. As a consequence, we are unable to utilize shares that have been reserved in excess of our actual needs until our performance relative to the applicable criteria has been finally determined. This reduces the equity otherwise available for grant, and necessitates more frequent requests that our shareholders approve additional shares for grant under our equity plans. The inclusion of stock options as a component of the FY13-15 LTIP serves to address this issue by reducing the number of shares that we are required to reserve against future performance.

•

The accounting cost of our long term incentive programs. TSR-based RSUs incur an initial accounting cost premium relative to non-GAAP EPS RSUs. The premium is largely dependent on external factors, including volatility in our stock price and the relative performance of our stock during the period between the beginning of the performance period and the grant date.

In designing the TSR component of the FY13-15 LTIP, the Committee adopted additional plan features that are intended to reduce the TSR cost premium while still providing meaningful incentives for our executives. First, vesting of the TSR component is capped at target if our absolute TSR over the performance period is negative. Second, the maximum value that can be earned (as determined by the total number TSR RSUs vested multiplied by the final stock price) cannot exceed four (4) times the TSR target award value at grant.

In addition, in order to better align the TSR target awards with their accounting cost, the total number of target TSR-based RSUs awarded to our executives was reduced by the accounting cost premium calculated as of the beginning of the performance period.

On September 10, 2012, the Compensation Committee approved awards under the FY13-15 LTIP. Our Named Executive Officers each received an award having a value (which we refer to as the Total LTIP Target Award) calculated as a percentage of his or her fiscal 2013 base salary. The awards consisted of a non-GAAP EPS component, a TSR component, and a stock option component. Awards were determined as follows:

•	Target Number of performance-based non-GAAP EPS RSUs = (1/3 x Total LTIP Target Award) / closing price of our common stock on September 10, 2012

•	Target Number of performance-based TSR RSUs = (1/3 x Total LTIP Target Award) / (TSR initial accounting cost premium x closing price of our common stock on September 10, 2012)

•	Number of Stock Options = 3 x Target Number of non-GAAP EPS RSUs

The target FY13-15 LTIP awards for each of our Named Executive Officers were as follows:

	FY13-15 LTIP Target Award (% of Base Salary)	Change from FY12-14 Target Award	Total LTIP Target Award ($)	Target Number of Non-GAAP EPS RSUs	Target Number of TSR RSUs	Number of Stock Options
James W. Green	225%	50 pts.	$1,216,688	5,790	4,454	17,371
Mervat Faltas	125%	25 pts.	$387,325	1,843	1,418	5,530
John J. Fry	150%	40 pts.	$512,150	2,437	1,875	7,312
Michael L. Levitz	150%	40 pts.	$482,236	2,295	1,765	6,885
Farley Peechatka	125%	25 pts.	$364,000	1,732	1,333	5,197

The FY13-15 LTIP target awards for our Named Executive Officers were increased relative to the FY12-14 target awards in order to establish their target awards at a level nearer to the median of our compensation peer group.

Performance for both the non-GAAP EPS component and the TSR component will be measured over a three year performance period beginning on August 1, 2012 and ending on July 31, 2015 (which we refer to as the FY13-15 LTIP performance period). The number of shares earned will cliff vest at the end of the FY13-15 LTIP performance period based on actual performance relative to the applicable performance criteria.

The non-GAAP EPS component will vest based on our company’s cumulative non-GAAP EPS over the FY13-15 LTIP performance period. Depending on actual performance, the potential vesting of the non-GAAP EPS component ranges from a minimum of zero to a maximum of two times the target number of non-GAAP EPS RSUs. Non-GAAP EPS will be calculated using the non-GAAP adjustments to our EPS as approved by the Audit Committee of the board. Non-GAAP adjustments currently include share-based compensation expense, acquisition related gains and expenses, restructuring charges, gains on sale of investments, and taxes. The Compensation Committee retains the discretion to reject any such adjustments for the purpose of determining vesting under the FY13-15 LTIP, it being expected that such discretion, if exercised, would be exercised in a manner consistent with Section 162(m) of the Internal Revenue Code. The non-GAAP EPS performance target was set by the Compensation Committee to be aligned with our longer term objectives and to have a reasonable chance of attainment.

The TSR component will vest based on the company’s total relative shareholder return relative to the total shareholder return of the company at the 50th percentile of the Russell 2000 stock index (which we refer to as the benchmark). The Compensation Committee believes that the Russell 2000 stock index is an appropriate comparator for our total shareholder return. The target number of TSR RSUs will vest if the Company’s total shareholder return over the performance period is equal to that of the benchmark. The potential vesting of the TSR RSUs varies +/- 2% for each 1% (100 basis points) that our total shareholder return varies above or below the benchmark, between a maximum of two times the target number of TSR RSUs and a minimum of zero. As noted above, vesting is capped at target if our absolute TSR over the performance period is negative, and the maximum value that can be earned under the TSR component (as determined by the total number of TSR RSUs vested multiplied by the final stock price) cannot exceed four (4) times the TSR target award value at grant.

The stock options will vest once a year in three equal installments beginning one year from the grant date.

On September 9, 2013, the Compensation Committee approved vesting of performance-based restricted stock units granted under our FY11-13 LTIP. For our executive officers, the FY11-13 LTIP awards included a cumulative non-GAAP EPS component and a TSR component, each of which comprised a target number RSUs equal to one-half of the total FY11-13 LTIP target award. Performance for both the non-GAAP EPS component and the TSR component were measured over a three year performance period beginning on August 1, 2010 and ending on July 31, 2013 (which we refer to as the FY11-13 LTIP Performance Period). The number of RSUs earned cliff vested at the end of the FY11-13 LTIP Performance Period, following certification by the Compensation Committee as to the level of achievement of the performance goals with respect to such RSUs.

The cumulative non-GAAP EPS component of the FY11-13 LTIP vested based on our company’s cumulative non-GAAP EPS over the FY11-13 LTIP Performance Period. Depending on actual performance, the potential vesting of the non-GAAP EPS component ranged from a minimum of zero to a maximum of two times the non-GAAP EPS target award. Non-GAAP EPS was calculated using the non-GAAP adjustments to our EPS as approved by the Audit Committee of the board. Non-GAAP adjustments currently include share-based compensation expense, acquisition related gains and expenses, restructuring charges, gains on sale of investments, and taxes. The Compensation Committee retained the discretion to reject any such adjustments for the purpose of determining vesting under the FY11-13 LTIP, it being understood that such discretion would be exercised in a manner consistent with Section 162(m) of the Internal Revenue Code. The Compensation

Committee did not exercise this discretion. Performance targets for the non-GAAP EPS component of the FY11-13 LTIP were as follows:

Performance	Cumulative Non-GAAP EPS	% of Non-GAAP EPS Target Award Earned
Threshold	$4.79	0%
Target	$8.94	100%
Maximum	$10.23	200%

No shares would be earned if the Company’s cumulative non-GAAP EPS during the FY11-13 LTIP Performance Period was less than the threshold value shown above. Intermediate results were interpolated.

Our non-GAAP EPS in FY11, FY12, and FY13 was $2.35, $3.60, and $3.88, respectively, resulting in a cumulative non-GAAP EPS over the FY11-13 LTIP Performance Period of $9.83. As a consequence, 168.99% of the FY11-13 LTIP non-GAAP EPS Target Award was earned.

The TSR component of the FY11-13 LTIP vested based on the company’s total relative shareholder return relative to the total shareholder return of the company at the 60th percentile of the Russell 2000 stock index over the FY11-13 LTIP Performance Period. The potential vesting of the TSR RSUs varied +/- 2% for each 1% (100 basis points) that our total shareholder return varies above or below the company at the 60th percentile of the Russell 2000 stock index, between a maximum of two times the target number of TSR RSUs and a minimum of zero.

Performance targets for the TSR component of the FY11-13 LTIP were as follows:

Analogic TSR	TSR of the Company at the 60th Percentile of the Russell 2000 Stock Index	% of TSR Target Award Earned
60.34%	69.50%	81.68

Based on the results described above, on September 9, 2013, the Compensation Committee approved vesting of awards under the FY11-13 LTIP for our Named Executive Officers as follows. Unvested shares were forfeited.

	Non-GAAP EPS Target Award (RSUs)	Non-GAAP EPS Shares Earned	TSR Target Award (RSUs)	TSR Shares Earned	Total Shares Earned
James W. Green	9,116	15,405	9,116	7,445	22,850
Mervat Faltas	3,447	5,825	3,447	2,815	8,640
John J. Fry	4,138	6,992	4,138	3,379	10,371
Michael Levitz	3,786	6,397	3,786	3,092	9,489
Farley Peechatka	2,474	4,180	2,474	2,020	6,200

Other Equity Compensation

On December 4, 2012, the Compensation Committee granted Mr. Green 25,000 time-based RSUs that will vest in their entirety on the third anniversary of the grant date. In making this award, the Compensation Committee considered the company’s sustained growth and improved operating performance under Mr. Green’s leadership and the Committee’s desire to provide Mr. Green with additional long-term retention incentives. Consistent with the Committee’s intentions, the award will vest in connection with a change in control only if Mr. Green’s employment is terminated without cause, or if Mr. Green terminates his employment for good reason, during a specified period after the change of control (commonly referred to as double trigger vesting).

Employee Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan under which we match each employee contribution up to 4% of his or her eligible wages under the Internal Revenue Code (which we call eligible wages). Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

During fiscal 2013, we provided other compensation to our executive officers in the following forms:

•

Perquisites—Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid in equal quarterly installments, for use in connection with customary perquisites, such as automobile and financial planning expenses.

•	Non-qualified Deferred Compensation Plan—We match non-qualified deferred compensation contributions to the plan up to 4% of amounts in excess of eligible wages. These contributions vest immediately.

•

Retirement Plan—Mrs. Faltas participates in a retirement plan administered by our Analogic Canada subsidiary that provides benefits to employees based on a formula recognizing length of service and final average earnings.

Severance and Change-of-Control Benefits

Pursuant to employment agreements between us and Mr. Green, Mr. Levitz, and Mr. Fry, as well as our Severance Plan for Management Employees, Key Employee Stock Bonus Plan (as amended on January 27, 1988), Key Employee Stock Bonus Plan (as amended on March 11, 2003), 2007 Restricted Stock Plan, and 2007 Stock Option Plan, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of Analogic. We have provided more detailed information about these benefits with respect to our Named Executive Officers, along with estimates of their value under various circumstances, under the caption “Potential Payments Upon Termination or Change of Control” beginning on page 37 of this proxy statement.

Our practice has been to structure change of control benefits so that cash benefits are paid only if the employment of the executive is terminated during a specified period after a change of control has occurred. With the exception of the award noted in the Other Equity Compensation section on page 28 above, equity-based awards granted prior to September 9, 2013 would vest upon the change of control (commonly referred to as single trigger vesting).

Beginning with equity awards granted on September 9, 2013, vesting in connection with a change of control will occur only if the executive is not provided with a comparable replacement equity award or if the employment of the executive is terminated during a specified period after the change of control (commonly referred to double trigger vesting). The Compensation Committee currently intends that future equity awards will be subject to double trigger vesting.

Stock Ownership Guidelines

In order to better align the interests of our officers with the interests of our stockholders and to promote our commitment to sound corporate governance, our board, acting on the recommendation of our Compensation Committee, has adopted the following stock ownership guidelines for our executive officers. Our executive officers are expected to acquire a number of shares of the Company’s common stock having the value shown below.

Stock Ownership Guideline	CEO	4x annual base salary
	Executive Officers other than CEO	1x annual base salary
Attainment Period	Five (5) years from the later of: • Appointment as an executive officer; or • October 1, 2011
Stock Owned for Purposes of Ownership Guideline

•   Stock acquired on the open market;

•   Stock acquired through the exercise of options;

•   Restricted stock and restricted stock units, whether vested or unvested;

•   Stock acquired through Company benefit plans; and

•   Deferred stock units.

Administration	The Stock Ownership Guidelines will be administered by the Compensation Committee, which will evaluate compliance on an annual basis. Non-compliance arising from special circumstances, such as fluctuations in the Company’s stock price, changes in a participant’s compensation, and the personal financial situation of a participant, will be reviewed by the Compensation Committee.

As of October 15, 2013, all of our executive officers own a quantity of our stock that meets or exceeds the applicable guidelines.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1,000,000 paid to our CEO and our three next most highly compensated executive officers (other than our Chief Financial Officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Although we do not believe that the limitations of Section 162(m) have a material impact on us at the current compensation levels, we periodically review the potential consequences of Section 162(m) and generally intend to structure our annual and long term incentive programs to comply with exemptions in Section 162(m) so that the compensation would remain tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

On September 9, 2013, the Compensation Committee recommended that our board adopt, and our board adopted, subject to stockholder approval, the 2014 Annual Incentive Compensation Plan. The 2014 Annual Incentive Compensation Plan is structured so that performance-based awards under our AIPs can comply with the exemptions of Section 162(m). The 2014 Annual Incentive Compensation Plan is being presented for the approval of our stockholders as Proposal 6 of this proxy statement.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for our Chief Executive Officer and each of our other executive officers (which we refer to collectively as our Named Executive Officers) for fiscal 2013, 2012, and 2011.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)
James W. Green	2013	540,750	2,716,759	432,420	507,736	—	71,291	4,268,956
President and Chief Executive Officer	2012	524,423	1,033,254	328,296	949,206	—	63,574	2,898,753
	2011	508,502	877,233	—	659,989	—	61,132	2,106,856

Mervat Faltas	2013	309,860	279,902	137,659	145,471	26,670	—	899,562
Senior Vice President	2012	304,716	338,317	107,499	275,679	61,250	132,324	1,219,785
and General Manager, Medical Imaging Business	2011	289,264	331,705	—	168,205	46,426	22,000	857,600

John J. Fry	2013	341,433	370,112	182,019	192,283	—	10,123	1,095,970
Senior Vice President,	2012	327,816	406,104	129,038	296,673	—	10,111	1,169,742
General Counsel, and Corporation Secretary	2011	314,175	398,200	—	226,714	—	10,277	949,366

Michael L. Levitz	2013	321,491	348,467	171,390	180,926	—	10,248	1,032,522
Senior Vice President,	2012	302,738	375,235	119,213	273,978	—	10,156	1,081,320
Chief Financial Officer, and Treasurer	2011	287,016	364,327	—	186,581	—	17,184	855,108

Farley Peechatka	2013	291,200	263,087	129,370	136,662	—	10,076	830,395
Senior Vice President and General Manager Ultrasound Business (6)	2012	280,000	314,894	100,056	253,400	—	10,750	959,100

(1)	These amounts represent the aggregate grant date fair value of performance-based restricted stock and restricted stock unit awards granted in fiscal 2013, 2012, and 2011. The fair values were computed in accordance with accounting principles generally accepted in the United States of America. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 3 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Share-Based Compensation,” included in our Form 10-K for the fiscal year ended July 31, 2013. These amounts include performance based restricted stock and restricted stock unit awards, and assume target performance. The amount earned pursuant to performance-based awards can range from zero to twice the target award, depending on actual performance. The aggregate grant date fair value of the award, assuming achievement of maximum performance, would be as follows: Mr. Green—$1,284,791, $1,418,327, and $1,261,813 in fiscal 2013, 2012, and 2011, respectively; Mr. Levitz— $509,209, $515,078, and $523,187 in fiscal 2013, 2012, and 2011, respectively; Mrs. Faltas—$408,986, $464,400 and $476,341 in fiscal 2013, 2012 and 2011, respectively; Mr. Fry—$540,800, $557,451, and $571,830 in fiscal 2013, 2012, and 2011, respectively; Mr. Peechatka—$384,396 and $432,248 in fiscal 2013 and 2012, respectively. The actual number of shares earned of the 2011 performance-based restricted stock awards were as follows: Mr. Green—22,850 shares earned from a target award of 18,232 shares; Mrs. Faltas—8,640 shares earned from a target award of 6,894 shares; Mr. Fry—10,871 shares earned from a target award of 8,276 shares; Mr. Levitz—9,489 shares earned from a target award of 7,572 shares; and Mr. Peechatka—6,200 shares earned from a target award of 4,948 shares.

(2)	These amounts represent the aggregate grant date fair value of stock option awards granted in fiscal 2013, 2012 and 2011. The fair values were computed in accordance with accounting principles generally accepted in the United States of America. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 3 to our Consolidated Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Share-Based Compensation” included in our Form 10-K for the fiscal year ended July 31, 2013.
(3)	This column represents incentive compensation earned for fiscal 2013, 2012, and 2011 under our performance-based annual incentive programs; the FY13 AIP is described on page 24 of this proxy statement. The amounts paid in fiscal 2013, 2012 and 2011 were paid in cash, except for the amounts in excess of the target award, which were paid 50% in cash and 50% in restricted stock that vested immediately for fiscal 2012 and 2011 only. The value of stock in fiscal 2012 issued to Mr. Green, Mr. Levitz, Mr. Fry, Mr. Peechatka, and Mrs. Faltas was $212,392, $61,305, $66,383, $56,700, and $61,685, respectively. The value of stock in fiscal 2011 issued to Mr. Green, Mr. Levitz, Mr. Fry, and Mrs. Faltas was $100,832, $28,506, $34,637, and $16,278, respectively.
(4)	This column represents the sum of the change in pension value for Mrs. Faltas under the Analogic Canada Corporation Retirement Plan, formerly known as the Anrad Retirement Plan (which we refer to as the Analogic Canada Plan). The Analogic Canada Plan provides benefits to employees based on a formula recognizing length of service and final average earnings. The measurement date used for the plan is July 31.
(5)	Please see the All Other Compensation table below.
(6)	Mr. Peechatka began serving as an executive officer in fiscal 2012.

All Other Compensation from Summary Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Year	Perquisites (1) ($)	Relocation Costs (2) ($)	Tax Gross Ups (3) ($)	Employer Matching Contributions for 401(k) and Non-Qualified Deferred Compensation Plans ($)	Total ($)
James W. Green	2013	20,000	—	—	51,291	71,291
	2012	20,000	—	—	43,574	63,574
	2011	20,000	—	—	41,132	61,132

Mervat Faltas	2013	—	—	—	—	—
	2012	—	88,998	43,326	—	132,324
	2011	—	15,015	6,985	—	22,000

John J. Fry	2013	—	—	—	10,123	10,123
	2012	—	—	—	10,111	10,111
	2011	—	—	—	10,277	10,277

Michael L. Levitz	2013	—	—	—	10,248	10,248
	2012	—	—	—	10,156	10,156
	2011	—	—	—	17,184	17,184

Farley Peechatka	2013	—	—	—	10,076	10,076
	2012	—	—	—	10,750	10,750

(1)	Per his employment agreement, Mr. Green receives an annual allowance of $20,000, paid in quarterly installments, for use in connection with customary perquisites, such as automobile and financial planning expenses.

(2)	This column represents relocation costs for Mrs. Faltas.
(3)	This column represents the actual tax gross-up for Mrs. Faltas’ relocation costs.

Grants of Plan-Based Awards

The following table shows all awards granted to each of the Named Executive Officers during fiscal 2013.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number Shares or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James W. Green	9/10/12	13,519	540,750	1,081,500	1	10,244	20,488		17,371	70.04	1,311,679
	12/4/12	—	—	—		—	—	25,000	—	—	1,837,500
Mervat Faltas	9/10/12	3,873	154,930	309,860	1	3,261	6,522		5,530	70.04	417,561
John J. Fry	9/10/12	5,122	204,860	409,720	1	4,312	8,624		7,312	70.04	552,131
Michael L. Levitz	9/10/12	4,822	192,895	385,790	1	4,060	8,120		6,885	70.04	519,857
Farley Peechatka	9/10/12	3,640	145,600	291,200	1	3,065	6,130		5,197	70.04	392,457

(1)	These columns represent potential payouts under the FY 13 AIP.
(2)	Performance based restricted stock units were granted under the 2009 Stock Incentive Plan for the grants on September 10, 2012. These units cliff-vest on July 31, 2015. For the vesting provisions, see pages 26-27 of this proxy statement. The grant date fair value of the equity incentive plan awards was based on the target number of shares that might be earned and was calculated in accordance with accounting principles generally accepted in the United States of America. Additional information can be found in Note 3 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2013.
(3)	100% of this award will vest on December 4, 2015; grant date fair value based on closing stock price of $73.50 on December 4, 2012.
(4)	33% of these options will vest on September 15 of each of 2013, 2014, and 2015. The grant date fair value of the equity incentive plan awards was calculated in accordance with accounting principles generally accepted in the United States of America. Additional information can be found in Note 3 to the consolidated financial statements in our Annual Report on Form 10-K for fiscal 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options, stock, and stock unit awards held by the Named Executive Officers as of July 31, 2013. The market and payout values for unvested stock awards are calculated based on a market value of $71.39 per share (the closing market price of our common stock on July 31, 2013) multiplied by the number of shares subject to the award. All stock options shown in this table have a seven-year term.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
James W. Green	35,000	—		—	64.70	5/21/2014	—		—	13,322	951,058
	9,791	—		—	62.72	9/23/2015	—		—	10,244	731,319
	6,661	13,321	(1)	—	45.98	9/15/2018	25,000	(6)	1,784,750	—	—
		17,371	(2)	—	70.04	9/10/2019	—		—	—	—

Mervat Faltas	2,582	—		—	62.72	9/23/2015	—		—	4,362	311,403
	2,181	4,362	(1)	—	45.98	9/15/2018	—		—	3,261	232,803
	—	5,530	(2)	—	70.04	9/10/2019	—		—	—	—

John J. Fry	4,707	—		—	62.72	9/23/2015	—		—	5,236	373,798
	2,618	5,236	(1)	—	45.98	9/15/2018	—		—	4,312	307,834
	—	7,312	(2)	—	70.04	9/10/2019	—		—	—	—

Michael L. Levitz	7,500	2,500	(3)	—	35.61	7/17/2016	—		—	4,838	345,385
	2,419	4,837	(1)	—	45.98	9/15/2018	—		—	4,060	289,843
	—	6,885	(2)	—	70.04	9/10/2019	—		—	—	—

Farley Peechatka	2,014	—		—	62.72	9/23/2015	—		—	4,060	289,843
	2,030	4,060	(1)	—	45.98	9/15/2018	—		—	3,065	218,810
	—	5,197	(2)	—	70.04	9/10/2019	—		—	—	—

(1)	50% of these options vest on September 15, 2013 and 2014.
(2)	33% of these options vest on September 10 of each of 2013, 2014, and 2015.
(3)	100% of these options will vest on July 17, 2014.
(4)	This is the target number of performance based restricted stock shares that can be earned under the FY12-14 and FY13-15 LTIPs.
(5)	This value was calculated using the target number of performance based restricted stock shares that can be earned under the FY12-14 and FY13-15 LTIPs.
(6)	Restrictions on shares will lapse on December 4, 2015.

Option Exercises and Stock Vested

The following table provides information regarding stock option and restricted stock unit awards exercised and vested, respectively, for the Named Executive Officers during fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
James W. Green	—	—	22,850	1,761,278
Mervat Faltas	—	—	8,640	665,971
John J. Fry	—	—	10,871	836,147
Michael L. Levitz	—	—	9,489	731,412
Farley Peechatka	—	—	6,200	477,896

(1)	Represents the fair market value of the common stock on the applicable vesting date, multiplied by the number of shares of restricted stock that vested on that date. This includes the actual number of shares released on September 9, 2013, which were 125% of the target awards under the FY11-13 LTIP, the performance period of which ended on July 31, 2013. The number of shares earned under the FY11-13 LTIP by Mr. Green, Mrs. Faltas, Mr. Fry, Mr. Levitz, and Mr. Peechatka were 22,850; 8,640; 10,371, 9,489 and 6,200, respectively.

Fiscal 2013 Pension Benefits

The amount reported in the table below represents the present value of the accumulated benefit at July 31, 2013 for Mrs. Faltas under the Analogic Canada Corporation Retirement Plan.

The Analogic Canada Corporation Retirement Plan provides pension benefits to employees based on a formula recognizing length of service and final average earnings, and within Income Tax Act (Canada) limits. The annual pension payable at age 65 is equal to 2% of final average earnings multiplied by years of credited service under the plan. The final average earnings is 12 times the average of the 60 highest months of eligible earnings. Eligible earnings are defined as the sum of basic salary, bonuses, commissions, shift differential, premium and overtime payments. Once participants attain age 55, they can retire. The total pension payable is unreduced if the participant retires at age 65 (normal retirement age) and is reduced by 0.25% for each month between the early retirement date and the normal retirement date.

The Income Tax Act (Canada) limits the amount of pension benefits for high earners. The Income Tax Act (Canada) limits are reduced by 0.25% for each month between the earliest of the date the participant attains 30 years of service, the date the participant reaches age 60 and the date at which the sum of the participant’s age and service is 80. Therefore, the annual pension payable at age 65 under the plan for Mrs. Faltas is equal to the maximum annual benefit prescribed by the Income Tax Act (Canada) times the number of years of credited service under the plan.

The normal form of pension payment is a lifetime pension with a 5-year guarantee. A participant may elect another form of payment which will provide monthly payments for the life of the participant and his spouse, if any, and which will be the actuarial equivalent of the pension payable under the normal form. Service under the Canadian pension plan may continue to be credited for no more than 5 years after the date the employee has left Canada and transferred to Analogic Corporation.

Mrs. Faltas’ number of years of credited service include her service at both Analogic Canada Corporation and Analogic Corporation.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mervat Faltas	Analogic Canada Corporation Retirement Plan	8	236,904	—

2013 Non-Qualified Deferred Compensation

Our Named Executive Officers are eligible to participate in our Non-qualified Deferred Compensation Plan (which we refer to as the Deferred Compensation Plan). The Deferred Compensation Plan allows participants to defer a percentage of their earned income, including up to a maximum of 25% of their base salary and up to 100% of their bonuses and performance-based compensation, subject to certain specified limitations set forth in the Deferred Compensation Plan. The Deferred Compensation Plan is unfunded.

In each plan year, we credit to the account of each participant who makes deferrals under the Deferred Compensation Plan, and who is eligible for and is receiving the maximum matching contribution allowed by law in our qualified 401(k) plan for that plan year, a matching contribution (which we refer to as the Non-Qualified Company Match) in the amount equal to 100% of the deferrals contributed by the participant, up to a maximum of four percent of the participant’s compensation, less the matching contribution made to our qualified 401(k) plan on behalf of the participant.

Amounts deferred under the Deferred Compensation Plan are credited to a participant’s account under the Deferred Compensation Plan. Each participant may allocate his or her account among any combination of the investment funds available under the Deferred Compensation Plan. Participants’ accounts are adjusted to reflect the investment performance of the funds selected by the participants. Participants can change the allocation of their account balances no more than six (6) times each plan year. There are 20 investment funds available under the Deferred Compensation Plan with a variety of investment objectives.

The form and timing of distributions is based on designations made by participants on their deferral elections. Distributions may be made in a single lump sum, or in annual installments as provided for in the Deferred Compensation Plan. Payments will be made in a single lump sum if the value of the participant’s account or sub-account is $25,000 or less at the time of a distribution event or at the time of a scheduled installment payment. All distribution decisions and payments under the Deferred Compensation Plan are subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

The following table shows a summary of all contributions to, earnings on and distributions received from the non-qualified deferred compensation plan for each of our Named Executive Officers for the year ended July 31, 2013. The account balances as of year-end include all contributions and amounts earned by our Named Executive Officers through the end of fiscal 2013.

Non-Qualified Deferred Compensation for Fiscal Year 2013

Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year (4)	Aggregate Balance at Last Fiscal Year End (5)
James W. Green	250,290	41,491	138,339	—	1,123,409
Mervat Faltas	—	—	—	—	—
John J. Fry	—	—	—	—	—
Michael L. Levitz	—	—	1,947	—	23,119
Farley Peechatka	—	—	—	—	—

(1)	Represents the amounts contributed by each Named Executive Officer to the non-qualified deferred compensation plan. These amounts were reported as compensation in the fiscal year 2013 Summary Compensation Table for the Named Executive Officers.
(2)	Represents the Non-Qualified Company Match for fiscal year 2013. The following amounts were included as compensation in the fiscal year 2013 Summary Compensation Table for the Named Executive Officers: Mr. Green ($41,491).
(3)	Represents the actual market earnings on a group of investment funds selected by the applicable Named Executive Officer for purposes of tracking the notional investment return on his non-qualified deferred compensation account balance for fiscal year 2013, as discussed in the Compensation Discussion and Analysis. None of these amounts included were reported as compensation in the fiscal year 2013 Summary Compensation Table for the Named Executive Officers.
(4)	Represents combined withdrawals and distributions in non-qualified deferred compensation plans for each Named Executive Officer in fiscal year 2013.
(5)	The amounts in the aggregate balance included as compensation in the Summary Compensation Table in fiscal years 2012 and 2011 for the Named Executive Officers are: Mr. Green ($250,375) and ($225,845), respectively and Mr. Levitz ($0) and ($9,119), respectively.

Potential Payments Upon Termination or Change of Control

Employment Agreements with our Named Executive Officers

On May 1, 2007, we entered into an employment agreement with Mr. Green. The employment agreement provides that if we terminate Mr. Green’s employment other than for cause and unrelated to a change in control, Mr. Green will be eligible to receive twelve months salary continuation plus a lump sum bonus equal to his target bonus.

Mr. Green’s agreement also entitles him to the following change in control benefits in the event his employment is terminated without cause within twenty-four months following a change in control:

•	Two times base salary plus the greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, for the year of termination;

•	Benefits continuation for twenty-four months; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by the greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Green.

On October 29, 2007, we entered into an employment agreement with Mr. Fry. The employment agreement provides that if we terminate Mr. Fry’s employment other than for cause, or if he terminates his employment for good reason, other than in the twenty-four months following a change in control, he will be eligible to receive severance benefits as follows: base salary continuation for twelve months following the date of termination; a lump sum payment equal to the greater of his target bonus or his actual bonus, to the extent determinable, for the year of termination; and outplacement assistance.

Mr. Fry’s agreement also entitles him to the following change in control benefits in the event his employment is terminated without cause, or if he terminates his employment for “good reason”, within twenty-four months following a change in control:

•	One times base salary plus the greater of the target or the three year average bonus;

•	Pro-rata bonus, equal to the greater of target or actual to the extent determinable, based on the number of whole months worked in the year of termination;

•	Health and welfare benefit continuation for twelve months;

•	Acceleration of unvested equity awards; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by the greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Fry.

On June 8, 2009, we entered into an employment agreement with Mr. Levitz. The employment agreement provides that if we terminate Mr. Levitz’ employment other than for cause, death, disability, and other than after a change in control, we shall pay him: a sum equal to his annual base salary according to the company’s then-current payroll practices; and continuation of health and dental insurance for twelve months.

Mr. Levitz’ agreement also entitles him to the following change in control benefits in the event his employment is terminated by us without cause and not for death or disability within twenty-four months following a change of control:

•	Salary continuation and continued health and dental insurance coverage as described in the preceding paragraph;

•	Target bonus under the Incentive Plan for the year in which termination occurs, payable at the time of termination; and

•

If excise taxes are imposed, he will be eligible for a tax gross up only if the benefits exceed the safe harbor by the greater of $50,000 or 10%; otherwise, his benefits will be reduced only if this results in a better after-tax position for Mr. Levitz.

Severance Benefits

Our management employees, including our executive officers, are eligible to participate in our Severance Plan for Management Employees (which we refer to as the Severance Plan), which provides for continuing base salary and health and life insurance coverage during the applicable severance period in the event of a covered termination of employment (which we refer to as Severance Benefits). For our executive officers, the severance period is two weeks for each complete year of service, provided that the severance period may not be less than six months nor more than one year. Employees whose employment is terminated by us for cause are not eligible to receive Severance Benefits.

In order to receive Severance Benefits, an eligible employee must timely sign and return a severance agreement in a form provided by us, in our sole discretion, by which he or she agrees to waive and release us from all legal claims he or she may have against us in exchange for payment of Severance Benefits. A participant will not be eligible to receive Severance Benefits if, during the Severance Period, we become aware of circumstances that would have caused his or her termination for cause, or the participant has previously entered into an employment agreement with us which provides for payment, or non-payment, of other severance benefits or payments upon termination of employment. According to its terms, the Severance Plan does not operate to affect or modify the terms of a participant’s employment in any way.

Additionally, while not part of the Severance Plan, we have a practice of providing all employees eligible for benefits under the plan who are age forty or over with four weeks of additional severance benefits in addition to what they receive under the plan. In the event of involuntary termination without cause, vesting of time-based equity awards is determined as a function of the recipient’s service time relative to the vesting period of the particular award.

Messrs Green, Levitz, and Fry each have an employment agreement which includes severance provisions that supersede the provisions of the Severance Plan. Those severance provisions are discussed beginning on pages 37–38 of this proxy statement.

Annual Incentive Program

Only those participants employed by us on July 31, 2013 or involuntarily terminated after January 31, 2013 were eligible to receive a payment under the FY13 AIP. For our Named Executive Officers, payments in the case of involuntary termination after January 31, 2013 would have been determined based on our actual financial results and their base salary actually earned in fiscal 2013. Additional information on the FY13 AIP, including performance metrics and targets, is provide in the Compensation Discussion and Analysis section of this proxy statement, above.

Long Term Incentive Programs

Vesting of awards under the FY11-13, FY12-14 and FY13-15 LTIPs is as follows:

•	Non-GAAP EPS and TSR components of the FY11-13, FY12-14, and FY 13-15 LTIPs—

Upon an involuntary termination not for cause, the target number of shares will be adjusted pro-rata based on the number of full months that the participant remained in our employ during the performance period of the award. The number of shares actually earned will be determined at the end of the performance period based on our actual performance relative to the applicable performance criteria.

Upon a change of control, EPS awards will vest as to the target number of shares. TSR awards will vest according to our actual total shareholder return relative to that of the Russell 2000 stock index, as determined at the time of the change of control.

•	FY12-14 and FY13-15 LTIP stock options—

Upon an involuntary termination not for cause, any stock options that are vested as of the date of termination of employment are exercisable until the end of the 90-day period following the date of termination of employment (or, if earlier, until the expiration date of the options).

Upon a change of control, all unvested stock options will become vested immediately prior to the change of control event.

Other Equity Awards

For our Named Executive Officers, vesting of outstanding equity awards other than those described above in connection with our Long Term Equity Programs is as follows:

•	Time-based RSU awards

Upon an involuntary termination not for cause, an amount equal to the Additional Pro-Rata Shares (as defined below) will vest as of the termination of employment. Additional Pro Rata Shares means (i) the number of shares that would have vested on the next vesting date specified in the award multiplied by (ii) a fraction, the numerator of which is the number of full months elapsed since the most recent vesting date specified in the award (or the grant date, if termination occurs prior to the first vesting date and the denominator of which is the number of months between the most recent vesting date and the next vesting date.

Upon a change of control, any unvested portion of the award will vest only upon a termination of employment without cause, or termination for good reason, during the twenty four month period after the change of control.

•	Stock Options

Upon an involuntary termination not for cause, vesting is as described above in connection with vesting of the FY12-14 and FY13-15 LTIP stock options.

Upon a change of control, all unvested stock options will become vested immediately prior to the change of control event.

Double Trigger Vesting

As noted above in the Severance Change-of-Control Benefits section on page 29 of this proxy statement, equity awards granted on September 9, 2013 were subject to double trigger vesting. The Compensation Committee currently intends that equity awards granted after that date will also be subject to double trigger vesting.

The tables below reflect the compensation and benefits due to each Named Executive Officer, upon an involuntary termination other than for cause, and a termination following a change of control without cause or by the executive officer for good reason. The amounts shown assume that each termination of employment was effective as of July 31, 2013. The value of accelerated stock options was calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing stock price of our common stock as of July 31, 2013, which was $71.39. The value of accelerated restricted stock was calculated by multiplying the number of accelerated shares by the closing price of our common stock as of July 31, 2013. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

Potential Payments on Involuntary Termination without Cause

	Severance		Incentive Bonus Programs		Health and Welfare Benefit Continuation	Value of Accelerated Equity Awards	Total (3)
	Base Salary Continuation	Lump Sum Payment	AIP (1)	LTIP (2)
James W. Green	540,750	540,750	507,736	2,509,073	—	347,035	4,445,344
Mervat Faltas	178,765	—	145,471	902,013	9,317	—	1,235,666
John J. Fry	341,433	204,860	192,283	1,092,196	—	—	1,830,772
Michael L. Levitz	321,491	—	180,926	1,004,291	14,907	—	1,521,615
Farley Peechatka	302,400	—	136,662	708,784	12,814	—	1,160,660

(1)	Represents amounts earned pursuant to the terms of the FY13 AIP for service prior to termination. For more information on amounts earned pursuant to the FY13 AIP, please refer to the Compensation Discussion and Analysis section of this proxy statement.
(2)	Represents amounts earned pursuant to the terms of the FY11-13, FY12-14 and FY13-15 LTIPs for service prior to termination. For more information on amounts earned pursuant to the FY11-13 LTIP, please refer to the Compensation Discussion and Analysis section of this proxy statement. Performance-based awards earned pursuant to the FY12-14 and FY13-15 LTIPs are payable post-termination following determination of actual performance at the end of the applicable performance period. Amounts shown in the table above assume that performance awards pursuant to the FY12-14 and FY13-15 LTIPs are payable at target and are pro-rated to reflect service prior to the termination date relative to the applicable performance period.
(3)	Amounts shown in the Non-Qualified Deferred Compensation Table on page 36 are not included in this total.

Potential Payment on Involuntary Termination without Cause or For Good Reason

Following a Change in Control

	Severance			Incentive Bonus Programs		Health and Welfare Benefit Continuation	Value of Accelerated Equity Awards (3)	Excise Tax Gross Up	Total (5)
	Base Salary Continuation	Lump Sum Payment		AIP (1)	LTIP (2)
James W. Green	1,081,500	640,717	(4)	507,736	1,631,262	29,814	3,833,705	—	7,724,733
Mervat Faltas	178,765	—		145,471	616,810	9,317	664,794	—	1,615,157
John J. Fry	341,433	238,557		192,283	740,386	14,907	823,907	—	2,351,473
Michael L. Levitz	321,491	—		180,926	677,420	14,907	855,668	—	2,050,412
Farley Peechatka	302,400	—		136,662	442,618	12,814	620,690	—	1,515,184

(1)	Represents amounts earned pursuant to the terms of the FY13 AIP for service prior to termination. For more information on amounts earned pursuant to the FY13 AIP, please refer to the Compensation Discussion and Analysis section of this proxy statement.
(2)	Represents amounts earned pursuant to the terms of the FY11-13 LTIP for service prior to termination. For more information on amounts earned pursuant to the FY11-13 LTIP, please refer to the Compensation Discussion and Analysis section of this proxy statement.
(3)	Includes amounts earned pursuant to the terms of the FY12-14 and FY13-15 LTIPs and other equity awards that are accelerated following involuntary termination without cause or for good reason following a change in control.
(4)	Represents lump sum severance following 280G cutback pursuant to the terms of Mr. Green’s employment agreement
(5)	Amounts shown in the Non-Qualified Deferred Compensation Table on page 36 are not included in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership of our equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Our directors, executive officers, and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of such filings by our directors, executive officers, and 10% stockholders, or written representative of certain of such persons, we believe that all filings required to be made by those persons during fiscal 2013 were timely made, except for a Form 4 for Gina Consylman dated March 1, 2013 and required to be filed on March 5, 2013 that was filed on October 7, 2013 and an amendment to a Form 4 Mr. Green originally filed on September 12, 2012 amending the number of shares forfeited in connection with the payment of withholding taxes on September 10, 2012, that was filed on October 3, 2012.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of any entity that has one or more executive officers serving on our compensation committee.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS

The following table provides information about the shares of common stock authorized for issuance under our equity compensation plans as of July 31, 2013:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	367,997	$58.84	1,060,760	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	367,997	$58.84	1,060,760	(1)

(1)	Includes 421,872 shares issuable under our Amended and Restated Employee Stock Purchase Plan in connection with current and future offering periods under that plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE Mr. Jeffrey P. Black, Committee Chair Mr. Kevin C. Melia Dr. Michael T. Modic Dr. Fred B. Parks

AUDIT COMMITTEE REPORT

The Audit Committee of our board is comprised of four members, each of whom qualifies as an “independent” director under current NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviewed our audited financial statements for fiscal 2013, and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our financial statements in accordance with generally accepted accounting standards and for issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, internal accounting, financial and auditing personnel, and the independent auditors, the following:

•	the plan for, and the independent registered public accounting firm’s report on, the audit of our financial statements;

•	our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

•	management’s selection, application, and disclosure of critical accounting policies;

•	changes in our accounting practices, principles, controls, or methodologies;

•	significant developments or changes in accounting rules applicable to Analogic; and

•	the adequacy of our internal controls and accounting, financial, and auditing personnel.

Management represented to the Audit Committee that our financial statements had been prepared in accordance with generally accepted accounting principles.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), with PricewaterhouseCoopers LLP.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence, and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from us. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit-related services to us is compatible with maintaining such registered public accounting firm’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to our board that the audited financial statements be included in our Annual Report on Form 10-K for fiscal 2013.

AUDIT COMMITTEE Mr. Bernard C. Bailey Mr. Jeffrey P. Black Mr. James J. Judge, Committee Chair Mr. Kevin C. Melia

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm to audit our financial statements for fiscal 2014. PwC has served as our independent registered public accounting firm since 1991. Representatives of PwC are expected to be present at the 2014 annual meeting, will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders. Although stockholders ratification of the Audit Committee’s selection of PwC is not required by law or our organizational documents, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not ratify the appointment of PwC, the selection of the independent registered public accounting firm may be reconsidered by the Audit Committee. However, even if the appointment of PwC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our stockholders’ best interests.

Our board recommends a vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2014.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees billed to us by our independent registered public accounting firm:

	Fiscal 2013	Fiscal 2012
	(In Thousands)	(In Thousands)
Audit Fees (a)	$2,312	$1,728
Audit-Related Fees (b)	39	55
Tax Fees (c)	49	162
All Other Fees (d)	144	3

	$2,543	$1,948

(a)	Fees for audit services billed related to fiscal 2013 consisted substantially of the following:

•	Audit of our July 31, 2013 annual financial statements

•	Reviews of our quarterly financial statements in fiscal 2013

•	Internal control attestation procedures as required by SEC rules

•	Statutory audits

Fees for audit services billed related to fiscal 2012 consisted substantially of the following:

•	Audit of our July 31, 2012 annual financial statements

•	Reviews of our quarterly financial statements in fiscal 2012

•	Internal control attestation procedures as required by SEC rules

•	Statutory audits

(b)	Fees for audit-related services billed related to fiscal 2013 and fiscal 2012 consisted of the following:

•	Pension plan and other statutory related audits

(c)	Fees for tax services billed related to fiscal 2013 and fiscal 2012 consisted substantially of the following:

•	United States federal, state and local tax planning and compliance advice and international tax planning and compliance advice.

•	Tax planning and advice services relating to international restructuring plan.

(d)	All other fees related to fiscal 2013 and fiscal 2012 include licenses to a web-based accounting research tool and an automated accounting disclosure checklist. Fees for fiscal 2013 also included reimbursement of costs incurred in providing information responsive to the governmental inquiry relating to our Danish subsidiary, BK Medical ApS.

The fees related to the services above were approved by the Audit Committee.

The Audit Committee has adopted a policy in its charter to pre-approve all services (audit and non-audit) to be provided to us by our independent registered public accounting firm, except that de minimis non-audit services may be approved in accordance with applicable SEC rules, including paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. In considering the nature of the services provided by the independent registered public accounting firm, during fiscal 2013 and fiscal 2012 the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with our management and the independent registered public accounting firm to determine that they were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and the American Institute of Certified Public Accountants. None of the services above were approved by the Audit Committee pursuant to the exception set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal is commonly referred to as “say-on-pay.” Taking into account the recommendation of our board and the results of the advisory vote on the frequency of say-on-pay votes held at our 2012 annual meeting, we currently intend to hold say-on-pay votes on an annual basis. We expect that the next advisory vote on the frequency of say-on-pay votes will be held at our 2018 annual meeting.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The Executive Compensation and Director Compensation sections of this proxy statement beginning on pages 20 and 13, respectively, including “Compensation Discussion and Analysis,” beginning on page 20 describes in detail our executive compensation programs and the decisions made by our compensation committee and our board of directors with respect to fiscal year 2013.

As discussed in these disclosures, we believe that our executive compensation program provides a competitive overall compensation that is designed to attract and retain top performers. To achieve this goal, our compensation program is structured to:

•	provide total compensation and compensation elements that are competitive with those companies that are competing for available executives;

•	hold our executive officers accountable for results over the long term and maintain integrity in all of the business dealings of our executive officers;

•	align the interest of our executives with our stockholders;

•

provide a mix of compensation that offers (i) a meaningful base compensation; (ii) the opportunity to earn additional amounts based on achievement of nearer-term corporate goals; and (iii) the opportunity to share in the long-term growth of our company through equity compensation; and

•	establish a clear connection between rewards and company performance.

Our board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board is asking stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our board of directors (or any committee thereof), and does not create or imply any change to our fiduciary duties or the fiduciary duties of our board of directors (or any committee thereof) or create or imply any additional fiduciary duties for us or our board (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Our board of directors recommends that stockholders vote to approve the compensation of our Named Executive Officers by voting “FOR” Proposal No. 3.

PROPOSAL 4

PROPOSAL TO APPROVE THE AMENDED AND RESTATED ANALOGIC 2009 STOCK INCENTIVE PLAN

Equity awards are the principal vehicle used by Analogic for the payment of long-term compensation, to provide a stock-based incentive to improve our financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. Under the 2009 Stock Incentive Plan (which we refer to as the Original 2009 Plan), we are currently authorized to issue a total of 2,200,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events).

On November 4, 2013, our board adopted, subject to stockholder approval, an amendment to and restatement of the Original 2009 Plan (such amendment and restatement is referred to as the 2009 Plan), to, among other things:

•

Increase the number of shares of common stock reserved for issuance from 2,200,000 to 4,453,518, such that from and after stockholder approval of the 2009 Plan, 2,475,000 shares (which we refer to as the Available Share Limit) will be available for future issuance. The Additional Share Limit may be increased by the number of shares forfeited and/or returned to the Plan pursuant to awards granted prior to stockholder approval.

•	Permit shares used to satisfy tax withholding obligations on full value awards to be added back to the number of shares available for the future grant of awards.

•	Make dividends or dividend equivalents on performance-based shares only payable at such time and to the extent the conditions for vesting have been satisfied.

•	Prohibit the payment of dividend equivalents in respect of stock options and stock appreciation rights.

•

Clarify that restrictions on repricing apply to the cancellation of outstanding options or SARs with an exercise or measurement price above the then-current fair market value in exchange for a cash payment (other than in the context of a merger, consolidation, or other corporate event).

•	Revise the list of performance measures that may be used to establish performance-based awards and the items that may be excluded to adjust such performance measures.

•	Add provisions related to compliance with Section 409A of the Internal Revenue Code of 1986, as amended, which we refer to as the Code

•	Remove minimum vesting requirements for options, restricted stock awards and other stock-based awards.

•	Limit the term of stock options and stock appreciate rights to a maximum of seven (7) years.

If this proposal is approved, our non-employee directors will be permitted to defer their cash retainer awards and stock retainer awards under the 2009 Plan, as had previously been permitted under the Non-Employee Director Stock Plan.

In addition, if this proposal is approved, all equity awards made subsequent to October 15, 2013 will be deducted from the Available Share Limit. The forfeiture or return to the Plan of awards granted prior to October 15, 2013 will increase the Available Share Limit. If such an award was a Full Value Award, the Available Share Limit will increase by 3.0 shares for each share forfeited or returned. If such an award was not a Full Value Award, the Available Share Limit will increase by 1 share for each share forfeited or returned.

The following information is on our equity compensation plans:

Outstanding Awards as of October 15, 2013
Stock options outstanding (1)	415,474
Weighted average exercise price of outstanding stock options	$63.03
Weighted average remaining term of outstanding stock options	5.61 years
Time-based restricted stock and restricted stock units, deferred stock units, and performance-based restricted stock and restricted stock units outstanding (2)	420,949

Shares Available for Future Grant as of October 15, 2013
Shares available for future grant (3)	221,482

Shares outstanding as of November 22, 2013
Total shares of common stock outstanding	12,430,661

(1)	Represents the aggregate number of shares underlying options available for grant under the Original 2009 Plan, the 2007 Stock Option Plan, the Key Employee Stock Bonus Plan (as amended), the Key Employee Incentive Stock Option Plan (as amended), and the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors. With the exception of the Original 2009 Plan, we have previously discontinued the grant of awards under all of the foregoing plans.
(2)	Assumes target performance for performance-based restricted stock and restricted stock units.
(3)	Represents shares available for future grant under the Original 2009 Plan. As noted above, we have discontinued the grant of awards under 1997 Non-Qualified Stock Option Plan for Non-Employee Directors. If this proposal is approved by our shareholders, we will no longer grant awards under the Non-Employee Director Stock Plan. In determining the number of shares available for future grant under the Original 2009 Plan, our practice has been to assume that performance-based awards will be earned at maximum performance, without reference to the likelihood of such performance.

The board believes approval of the 2009 Plan is in our best interests and the best interests of our stockholders and recommends a vote FOR approval of the 2009 Plan and the reservation of an additional number of shares such that there will be 2,475,000 shares of common stock available for future issuance thereunder.

Description of the 2009 Plan

The following is a brief summary of the 2009 Plan, a copy of which is attached as Appendix A to this proxy statement; however, this summary is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the 2009 Plan.

Types of Awards

The 2009 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Dividend equivalents may not be paid in respect of stock options. Options may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant, or, if the board approves the grant of an option effective as of a future date, such future date. Unless otherwise determined by (or in a manner approved by) our board, fair market value means the closing price of our Common Stock on the NASDAQ Global Select Market on the relevant date, or if no sale of stock has been recorded on such date, then on the next preceding day on which a sale was so made. Options may not be granted for a term in excess of seven years plus any Additional Exercise Period for Options that would otherwise expire during a Blackout Period (as such terms are defined in the 2009 Plan). Subject to the discretion of the board and except as otherwise provided by the applicable option agreement, the 2009 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) delivery to us of either: (A) an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to us sufficient funds to pay the exercise price and any required tax withholding or (B) a copy of irrevocable and unconditional instructions by the participant to a creditworthy broker to deliver promptly to us cash or a check sufficient to pay the exercise price and any required tax withholding, (iii) subject to certain conditions, delivery of shares of our common stock to us, (iv) in the case of nonstatutory stock options, delivery to us of a notice of “net exercise,” (v) any other lawful means, or (vi) any combination of these forms of payment.

Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount of common stock or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. Dividend equivalents may not be paid in respect of SARs. SARs may not be granted with a measurement price less than 100% of the fair market value of our common stock on the date of grant, or, if the board approves the grant of a SAR effective as of a future date, such future date. SARs may not be granted for a term in excess of seven years plus any Additional Exercise Period for SARs that would otherwise expire during a Blackout Period.

Restricted Stock and Restricted Stock Units. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable restricted stock agreement, participants holding shares of restricted stock will be entitled to all ordinary cash dividends paid with respect to such shares, except that dividends or distributions other than ordinary cash dividends will be subject to the same restrictions on transferability and forfeitability as the shares of restricted stock with respect to which they were paid.

Awards of restricted stock units entitle the recipient to receive shares of our common stock or cash to be delivered at the time such Awards vest. To the extent provided by the board in its sole discretion and subject to the terms and conditions of the applicable Award agreement, a grant of restricted stock units may provide participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of common stock, which we refer to as Dividend Equivalents. Dividend Equivalents may be (i) paid currently or credited to an account for the participant, (ii) settled in cash and/or shares of common stock, or (iii) subject to the same restrictions on transfer and forfeitability as the restricted stock units with respect to which they were paid. A participant will have no voting rights with respect to any restricted stock units unless and until shares of our common stock are issued upon vesting.

Other Stock-Based Awards. Under the 2009 Plan, the board has the right to grant other Awards based upon our common stock, and other Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock or other property, which we refer to as Other Stock-Based Awards, having such terms and conditions as the board may determine, including the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. Other Stock-Based Awards may be paid in shares of our common stock or cash.

Performance Conditions. The board may determine, at the time of grant, that Restricted Stock Awards and Other Stock-Based Awards will be granted, vested, or paid out subject to the achievement of specified performance criteria. Awards to Covered Employees (as defined in the 2009 Plan) that are designed to qualify as performance-based compensation under Section 162(m) of the Code will be made only by a committee, or the Committee, comprised solely of two or more directors eligible to serve on a committee granting such Awards pursuant to Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: net sales; revenue; revenue growth or product revenue growth; return on operating revenue; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; appreciation in and/or maintenance of the price of our stock or any other publicly-traded securities of ours; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; profit margin, year-end cash; cash margin; debt reduction; stockholders equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); passing preapproval inspections (whether ours or our third-party manufacturer) and validation of manufacturing processes (whether ours or our third-party manufacturer’s); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements; codevelopment, comarketing, profit sharing, joint venture or other similar arrangements; operating efficiencies; customer or employee satisfaction; customer growth; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions; sales or licenses of our assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); product development or product release schedules; new product innovation; product or other cost reductions, brand recognition/acceptance; product ship targets; sales of assets or subsidiaries; implementation, completion or attainment of measurable objectives with respect to products or projects, acquisitions and divestitures, and recruiting and maintaining personnel. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of: (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in tax or accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of mergers, acquisitions and divestitures, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures: (i) may vary by participant and may be different for different Awards; (ii) may be particular to a participant or a department, branch, line of business, subsidiary or other unit of our company and may cover such period as may be specified by the Committee; and (iii) will be set by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code. Dividends or Dividends Equivalents with respect to Restricted Stock Awards or Other Stock-Based Awards that are subject to the achievement of performance goals may be paid only at such time and to the extent the conditions for vesting of such Restricted Stock Award or Other Stock-Based Award have been satisfied. The Committee may adjust downwards, but not upwards, the number of shares payable pursuant to Awards intended to qualify as performance-based compensation and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a Change in Control Event. Awards not intended to qualify as performance-based compensation may be based on the above mentioned measures or such other performance measures as the board may determine.

Transferability of Awards

Subject to certain limited exceptions, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the participant. Awards are exercisable only by the participant.

Eligibility to Receive Awards; Share Counting

Our and our subsidiaries’ employees, officers, and directors as well as consultants and advisors are eligible to be granted Awards under the 2009 Plan. Under present law, however, incentive stock options may only be granted to our and our subsidiaries’ employees.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2009 Plan may not exceed 150,000 shares per fiscal year. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall not exceed an aggregate grant day fair value of $500,000 in any calendar year (other than Awards made at the election of a director in lieu of all or a portion of such director’s cash compensation for board service). The 2009 Plan counts Restricted Stock Awards and Other Stock-Based Awards that were either (i) granted after October 15, 2013 or (ii) forfeited or returned back into the 2009 Plan after October 15, 2013, with a per share price or per unit purchase price lower than 100% of fair market value on the date of grant, which we refer to as Full-Value Awards, against the number of shares available for grant under the 2009 Plan as 3.0 shares for each one share of common stock subject to such Award. Awards that are not Full-Value Awards are counted against the 2009 Plan share limits as one share for each share of common stock subject to such Award.

All shares of common stock covered by an SAR will be counted against the shares available under the 2009 Plan unless the SAR may only be settled in cash, in which case the shares will not be so counted.

If any Award (i) expires or is terminated, surrendered, or canceled without having been fully exercised, or is forfeited in whole or in part, or (ii) results in any common stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award will again be available for the grant of Awards. In the case of incentive stock options, the foregoing will be subject to any limitations under the Code. In the case of the exercise of a SAR that is settled in stock, the number of shares counted against the shares available for grant of Awards will be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise.

Shares of common stock delivered (either by actual delivery, attestation, or net exercise) to or withheld by us to (i) purchase shares of common stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards other than Full Value Awards (including shares retained from such Award) will not be added back to the number of shares available for the future grant of Awards (for the avoidance of doubt, shares of common stock delivered (either by actual delivery, attestation or net exercise) to or withheld by us to satisfy tax withholding obligations with respect to a Full Value Award (including shares retained from such Full Value Award) will be added back to the number of shares available for the future grant of Awards). In the case of incentive stock options, the foregoing provisions will be subject to any limitations under the Code.

Shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award will not increase the number of shares available for the future grant of Awards.

2009 Plan Benefits

As of October 15, 2013, approximately 150 persons were eligible to receive Awards under the Original 2009 Plan, including our five executive officers. The granting of Awards under the Original 2009 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

The following table sets forth, as of October 15, 2013, the Awards granted under the 2009 Plan since its adoption to the individuals and groups set forth below.

	Restricted Stock Granted (1)	Options Granted
Named Executive Officers:
James W. Green, President and Chief Executive Officer	108,257	60,941
Mervat Faltas, Senior Vice President and General Manager, Medical Imaging Business	25,774	17,301
John J. Fry, Senior Vice President, General Counsel, and Secretary	33,335	22,079
Michael L. Levitz, Senior Vice President, Chief Financial Officer, and Treasurer	29,947	20,650
Farley Peetchaka, Senior Vice President and General Manager, Ultrasound Business	20,717	16,200

All Current Executive Officers as a Group	218,030	137,171
Each Other Person who Received 5% of Awards under the 2009 Plan	—	—
All Employees, Including All Current Officers who are not Executive Officers, as a Group	584,454	192,674

(1)	Of the 802,484 shares granted, 544,577 are performance-based awards and 257,907 are time-based awards. Of the 544,577 performance-based awards, unvested performance-based shares are accounted for at target and vested performance-based shares are accounted for at actual. The maximum number of unvested performance-based shares that can be earned in the case of above-target performance is 375,882. The 375,882 shares include 187,941 RSUs reserved for possible above target performance for unvested restricted stock awards under the 2009 Plan for the FY12-14, FY13-15, and FY14-16 LTIPs.

Administration

The 2009 Plan is administered by the board. The board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2009 Plan and to interpret the provisions of the 2009 Plan and any Award agreements entered into under the 2009 Plan. The board may correct any defect, supply any omission or reconcile any inconsistency in the 2009 Plan or any Award in the manner and to the extent it deems expedient. As permitted by the 2009 Plan, the board has delegated authority under the 2009 Plan to the Compensation Committee.

Subject to any applicable limitations contained in the 2009 Plan, the board or any committee to whom the board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any SAR, Restricted Stock Award or Other Stock-Based Award and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The terms of each Award do not need to be identical, and the board does not need to treat participants uniformly.

Repricing

Without stockholder approval, the board may not (1) amend an outstanding option or SAR to provide an exercise price per share that is lower than the then-current exercise price per share of the option or SAR (other than in the context of a change in our capitalization or a reorganization event) or (2) cancel an outstanding option or SAR and then grant a substitute option or SAR (other than in the context of a merger or consolidation) with the same or a different amount of shares with an exercise price per share that is lower than the then-current exercise price per share of the option or SAR, (3) cancel an outstanding option or SAR with an exercise or measurement price above the then-current Fair Market Value in exchange for a cash payment (other than in the context of a merger or consolidation) or (4) take any other action that would constitute a “repricing” within the meaning of the NASDAQ rules.

Adjustments for Changes in Common Stock and Certain Other Events

The board is required to make equitable adjustments in connection with the 2009 Plan and any outstanding Awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events, or any dividends or distributions to holders of common stock other than an ordinary cash dividend. The 2009 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (ii) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (iii) our liquidation or dissolution. In connection with a Reorganization Event, the board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than those relating to restricted stock on such terms as the board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards will become exercisable, realizable, or deliverable, or restrictions applicable to an Award will lapse, in whole or in part, prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each Award held by a participant equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with our liquidation or dissolution, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise or purchase price thereof and any applicable tax withholdings), and (vi) any combination of the foregoing. In taking any such actions, the board is not obligated by the 2009 Plan to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

Upon the occurrence of a Reorganization Event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless the board determines otherwise, apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such restricted stock; provided, however, that the board may provide for termination or deemed satisfaction of such repurchase or other rights in the restricted stock agreement or any other agreement between a participant and us. Upon the occurrence of a Reorganization Event involving our liquidation or dissolution, unless otherwise provided for in the restricted stock agreement or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding will automatically be deemed terminated or satisfied.

In the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only provide for Restricted Stock Units to (x) accelerate, (y) terminate in exchange for an amount equal to the Acquisition Price over the purchase price and any applicable tax withholdings or (z) convert into the right to receive liquidation proceeds if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units, then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

An Award agreement may provide that an Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, effective immediately prior to a Change in Control Event.

Except as otherwise described above, the board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

Substitute Awards

In connection with a merger or consolidation with an entity or the acquisition by us of property or stock of an entity, the board may grant Awards in substitution for any options or any other stock or stock-based awards granted by such entity or its affiliate. Substitute Awards may be granted on such terms as the board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2009 Plan. Substitute Awards will not count against the 2009 Plan’s overall share limit or any sublimits, except as may be required by the Code.

Authorization of Sub-Plans

The board may establish sub-plans under the 2009 Plan to satisfy applicable securities, tax or other laws of various jurisdictions.

Amendment or Termination

No Award may be made under the 2009 Plan more than 10 years from the date the 2009 Plan is approved by our stockholders, but Awards previously granted may extend beyond that date. The board may at any time amend, suspend or terminate the 2009 Plan, provided that no amendment (i) to the 2009 Plan with respect to repricings or (ii) requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until stockholder approval is obtained. Awards may be made that are conditioned upon stockholder approval of any amendment to the 2009 Plan.

Deferred Compensation

Our board may permit a participant to elect to defer an Award or to defer any payment under an Award, which we refer to as an Election, only if such Election is in writing and specifies the amount of the distribution in settlement of the Award being deferred, as well as the time and form of the distribution as permitted by the 2009 Plan.

All Elections must be made by the end of the participant’s taxable year prior to the year in which services commence for which an Award may be granted to such participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A of the Code, and is based on services performed over a period of at least twelve (12) months, the Election may be made no later than six (6) months prior to the end of such period.

No distribution in settlement of a 409A Award may commence earlier than:

(a)	Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);

(b)	The date the participant becomes Disabled (as defined below in Section 13(f));

(c)	Death;

(d)	A specified time (or pursuant to a fixed schedule) that is either (i) specified by the board upon the grant of an Award and set forth in the award agreement, or (ii) specified by the participant in an Election complying with the requirements of the 2009 Plan;

(e)	To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(f)	The occurrence of an Unforeseeable Emergency (as defined in Section 409A of the Code).

To the extent that a participant is a specified employee, as defined in Section 409A(a)(2)(B)(i) of the Code, no distribution in settlement of a 409A Award may be made before the date which is six (6) months after such participant’s date of separation from service, or, if earlier, the date of the participant’s death. In the event any distribution is delayed pursuant to the immediately previous sentence, the 409A Award will be paid at the beginning of the seventh month following the participant’s termination, or, in the event of the participant’s death during such six-month period, payment will be made to the participant’s beneficiary as soon as administratively possible following receipt by the board of satisfactory notice and confirmation of the participant’s death.

The board may not amend or terminate the 2009 Plan or an Award except in compliance with the requirements of Section 409A of the Code.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options and certain other Awards granted under the 2009 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards granted under the 2009 Plan are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more-owned corporate subsidiary of ours at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2009 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 5

PROPOSAL TO APPROVE THE AMENDED AND

RESTATED EMPLOYEE STOCK PURCHASE PLAN

On November 4, 2013, subject to stockholder approval, our board approved amendments to and a restatement of our Employee Stock Purchase Plan (the “ESPP”). The changes to the ESPP include, among other things: (i) expanding the employees eligible to participate in the ESPP to include “highly compensated employees” as defined in the Code and (ii) an increase in the maximum value of stock that each employee can purchase from $2,600 to $12,500 in each of the two payment periods per year.

The proposed changes to the ESPP are intended to afford us with greater flexibility in providing employees with stock incentives and ensure that we can continue to provide such incentives at levels determined appropriate by the board. In particular, we believe that it is important to allow a broader portion of our employees who are not otherwise eligible to participate in our equity compensation programs a meaningful opportunity to acquire equity in our Company. It is currently our intention that the unvested portion of awards to employees under our LTIPs will be subject to forfeiture if an employee participating in an LTIP receives shares pursuant to the ESPP for contributions made in any Payment Period that begins during the one (1) year period following an LTIP award.

Accordingly, the board believes that the amendment and restatement of our ESPP is in our best interests and in the best interests of our stockholders and recommends a vote “FOR” approval of our amended and restated ESPP.

Description of the ESPP

The following is a brief summary of the ESPP, as amended and restated, a copy of which is attached as Appendix B to this proxy statement; however, this summary is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the ESPP.

Eligible Employees

All of our employees and any employees of our participating subsidiaries will be eligible to receive options under the ESPP to purchase our common stock. However, in no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of our stock. Furthermore, no employee may be granted an option which permits his rights to purchase common stock under the ESPP and any other employee stock purchase plans we have that are qualified under Section 423 of the Code or any such plans of our subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. For the purpose of the ESPP, the term “employee” shall not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year.

Stock Subject to the ESPP

Up to 700,000 shares of our common stock may be issued pursuant to options granted under the ESPP, subject however, to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

Payment Periods and Stock Options

The six-month periods, July 1 to December 31 and January 1 to June 30, will be considered Payment Periods during which payroll deductions will be accumulated for the purpose of exercising options granted under the ESPP.

Twice each year, on the first business day of each Payment Period, we will grant to each eligible employee who is then a participant in the ESPP an option to purchase on the last day of such Payment Period at the Option Price (as defined below) that number of full shares of our common stock reserved for the ESPP as such employee’s accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, but not more than the number of shares equal in value to $12,500 divided by the Option Price. In order to purchase shares under the ESPP, an employee must remain eligible to participate in the ESPP throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) 85% of the fair market value of our common stock on the first business day of the Payment Period, or (ii) 85% of the fair market value of our common stock on the last business day of the Payment Period. The term fair market value means closing price of our common stock as reported on the NASDAQ Global Select Market or such other national securities exchange on which we are listed.

Each eligible employee who continues to be a participant in the ESPP throughout the Payment Period shall be deemed to have exercised his option on the last business day of the Payment Period and shall be deemed to have purchased from us such number of full shares of common stock reserved for the ESPP as his accumulated payroll deductions on such date will pay for at the Option Price. If a participant is not an employee on the last business day of and throughout a Payment Period, he will not be entitled to exercise his option.

Payroll Deductions

An employee may authorize payroll deductions in any even dollar amount up to but not more than an aggregate of $12,500 in any Payment Period (or such lesser amount determined by the Committee from time to time) in any Payment Period; provided, however, that the minimum deduction in respect of any payroll period will be five dollars.

We will accumulate and hold for the employee’s account the amounts deducted from his pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

Deductions may be increased or decreased during a Payment Period, and an employee may withdraw from the ESPP and withdraw all but not less than all of the payroll deductions credited to his account at any time prior to the last business day of each Payment Period. An employee who withdraws from the ESPP is like an employee who has never entered the ESPP; the employee’s rights under the ESPP will be terminated and no further payroll deductions will be made. An employee cannot re-enter the ESPP until the next Payment Period. Unless an employee elects to increase or decrease his deductions or withdraws from the ESPP, his deductions and purchases under the ESPP will continue as long as the ESPP remains in effect.

Only full shares of common stock may be purchased. Any balance remaining in an employee’s payroll deduction account at the end of a Payment Period will be automatically refunded to the employee.

No Transfer or Assignment of Employee’s Rights

An employee’s rights under the ESPP may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

Termination of Employee’s Rights

Except as set forth in the next paragraph, an employee’s rights under the ESPP will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in our customary employ for at least 20 hours per week, or for any other reason. If an employee’s payroll deductions are interrupted by any legal process, the employee automatically will be deemed to have elected to withdraw the payroll deductions credited to the employee’s account on the day the interruption occurs.

Upon termination of the participating employee’s employment because of his death, his beneficiary designated under the ESPP will have the right to elect, by written notice to us within 30 days after the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account, or (ii) to exercise the employee’s option for the purchase of shares of common stock on the last day of the next Payment Period following the date of the employee’s death for the purchase of that number of full shares of common stock reserved for the ESPP which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Price. Any excess in such account (in lieu of fractional shares) will be returned to the beneficiary. In the event that no such written notice of election is received by us, the beneficiary automatically will be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

Termination and Amendments to the ESPP

The ESPP may be terminated at any time by our board. In any event, it will terminate when all of the shares of common stock reserved for the ESPP have been purchased. If at any time shares of common stock reserved for the ESPP remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares will be apportioned among participating employees, in proportion to their options, and the ESPP will terminate. Upon such termination or any other termination of the ESPP, all payroll deductions not used to purchase common stock will be refunded.

The board has reserved the right to amend the ESPP from time to time in any respect, provided, however, that no amendment will be effective without prior approval of the stockholders, which would (a) in general, increase the number of shares of common stock to be offered under the ESPP, or (b) permit payroll deductions at a rate in excess of an aggregate of $12,500 in any Payment Period.

Administration of the ESPP

The ESPP will be administered by a committee appointed by the board, which we refer to as the Committee. The Committee will consist of not less than three members of the board. The board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee will be filled by the board. No member of the Committee shall be eligible to participate in the ESPP while serving as a member of the Committee.

The interpretation and construction by the Committee of any provisions of the ESPP or of any options granted under it will be final unless otherwise determined by the board.

Application of Funds

The proceeds received by us from the sale of common stock pursuant to options granted under the ESPP may be used for any corporate purposes, and we will not be obligated to segregate participating employees’ payroll deductions.

Merger or Consolidation

If we should at any time merge into or consolidate with another corporation, our board may, at its election, either (i) terminate the ESPP and refund without interest the entire balance of each participating employee’s payroll deduction, (ii) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of common stock as to which such option is exercised the securities or property to which a holder of one share of common stock was entitled upon and at time of such merger or consolidation, or (iii) upon written notice to participating employees, provide that all outstanding options will be terminated immediately prior to the consummation of such event, and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board in such notice, which date will not be less than ten (10) days preceding the effective date of the event. A sale of all or substantially all of our assets shall be deemed a merger or consolidation for the foregoing purposes.

Government Regulation

Our board may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of common stock reserved for issuance upon exercise of the option shall be effective. We intend to register the aggregate number of shares of common stock under the ESPP with the Securities Exchange Commission pursuant to the Securities Act of 1933, as amended. An employee, therefore, will be permitted to sell common stock purchased under the ESPP at any time without further registration under the Securities Act of 1933; provided, however, that because of certain federal tax requirements, each employee will agree by entering the ESPP, promptly to give us notice of any such common stock disposed of within two years after the date of the last day of the Payment Period during which the common stock was purchased showing the number of such shares disposed of.

Federal Income Tax Consequences

The ESPP has been designed to qualify as an “employee stock purchase plan” under Section 423 of the Code. Pursuant to the Code, no taxable income will be realized by the employee either at the time the option is granted or at the time the option is exercised. If the employee transfers the shares of common stock received upon exercise of the option more than one year after acquiring the shares and more than two or more years after the grant of the option, the employee will recognize ordinary income in an amount equal to the spread between the Option Price and the lesser of (i) the fair market value of the common stock on the date of grant of the option, or (ii) the fair market value of the common stock at the time of disposition. In addition, the employee may recognize long term capital gain or loss in an amount equal to the difference between the amount realized on the transfer of the common stock and the employee’s basis in the common stock.

If the employee disposes of the shares of common stock within one year after acquiring the shares or within two years after the date of grant, the employee will recognize ordinary income in an amount equal to the difference between the Option Price and the fair market value of the common stock on the date of exercise. The employee will also recognize capital gain in an amount equal to the excess of the sale price of the common stock over the fair market value of the common stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the common stock on the date that it was purchased over the sale price of the common stock. This capital gain or loss will be a long-term capital gain or loss if the employee has held the common stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the common stock for a shorter period.

We will not be entitled to any deduction for federal income tax purposes in connection with the issuance of shares of common stock pursuant to the exercise of options if the two-year holding period requirements are met by the employee. However, if an employee does not meet the holding period requirements, we may be entitled to a deduction in the amount of the ordinary income realized by the employee at the time of such disposition.

General

As of August 15, 2013, approximately 985 employees were eligible to participate in the ESPP, of whom approximately 249 employees were participants in the ESPP. As of October 15, 2013, there were 421,872 shares available under the ESPP.

PROPOSAL 6

PROPOSAL TO APPROVE THE 2014 ANNUAL INCENTIVE COMPENSATION PLAN

On September 10, 2013, our board approved our 2014 Annual Incentive Compensation Plan, or the Annual Incentive Compensation Plan, which provides incentives and financial rewards to employees in order to advance the interests of Analogic and its stockholders and assist us in attracting and retaining such employees who, because of the extent of their responsibilities, can make significant contributions to our success by their ability, industry, loyalty and exceptional services. The Annual Incentive Compensation Plan is also intended to permit the payment of awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Section 162(m) of the Code generally limits the federal income tax deduction for compensation paid to each of the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), who we refer to as Named Executives, of a publicly held corporation to $1 million per fiscal year, with an exception for “qualified performance-based compensation.” One of the requirements of the qualified performance-based compensation exception under Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our stockholders.

If our stockholders approve the Annual Incentive Compensation Plan (including the material terms of the performance goals under the Annual Incentive Compensation Plan), then annual cash-denominated incentive awards for our 2014 fiscal year and future fiscal years awarded to our Named Executives may be structured to comply with the qualified performance-based compensation exception under Section 162(m) of the Code, subject to compliance with the terms of the Annual Incentive Compensation Plan. If our stockholders do not approve the Annual Incentive Compensation Plan, then our Annual Incentive Compensation Plan will not become effective.

Accordingly, the board believes that the approval of the Annual Incentive Compensation Plan is in our best interests and in the best interests of our stockholders and recommends a vote “FOR” approval of our Annual Incentive Compensation Plan.

Description of the Annual Incentive Compensation Plan

The following is a brief summary of the Annual Incentive Compensation Plan, a copy of which is attached as Appendix C to this proxy statement; however, this summary is not complete and therefore you should not rely solely on it for a detailed description of every aspect of the Annual Incentive Compensation Plan.

Administration

The Compensation Committee, or the Committee, of the board shall administer the Annual Incentive Compensation Plan. The Committee may: (i) select the Participants (as described below) to whom awards may from time to time be granted; (ii) determine the terms and conditions of each award, consistent with the Annual Incentive Compensation Plan; (iii) determine the time when awards will be granted and paid and the Performance Period (as described below) to which they relate; (iv) determine the performance goals for awards for each Participant in respect of each Performance Period based on the performance measures and certify the calculation of the amount of the award payable to each Participant in respect of each Performance Period; (v) determine whether payment of awards may be deferred by Participants in a manner consistent with Section 409A of the Code; (vi) interpret and administer the Annual Incentive Compensation Plan and any instrument or agreement entered into in connection with the Annual Incentive Compensation Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Annual Incentive Compensation Plan or any award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Annual Incentive Compensation Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Annual Incentive Compensation Plan.

Eligibility

The Committee will select individuals to participate in the Annual Incentive Compensation Plan, who we refer to as Participants, from employees of Analogic or its affiliates.

Awards

Participants are granted awards that vest at the end of a specified Performance Period, subject to the achievement of performance goals established by the Committee. A “Performance Period” means our fiscal year, or any other period selected by the Committee.

With respect to awards to our Named Executives that are intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals shall be established as follows: not later than the earlier of (i) 90 days after the commencement of a Performance Period and (ii) the expiration of 25% of the Performance Period, the Committee will, in writing, designate (x) the Participants for the Performance Period and (y) the performance goals for determining the award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Measures (as described below). Within the same time period the Committee will also specify the exclusion for charges related to an event or occurrence that the Committee determines should appropriately be excluded. Such performance goals will otherwise comply with the requirements of Section 162(m) of the Code.

With respect to other awards, the performance goals may be established in any manner permitted by the Committee.

Performance Measures

The Committee may grant awards based on the achievement of any one or more of the following objective performance measures: net sales; revenue; revenue growth or product revenue growth; return on operating revenue; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; appreciation in and/or maintenance of the price of our common stock or any other of our publicly-traded securities; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; profit margin, year-end cash; cash margin; debt reduction; stockholders equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); passing preapproval inspections (whether ours or our third-party manufacturer’s) and validation of manufacturing processes (whether ours or our third-party manufacturer’s); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of our products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements; codevelopment, comarketing, profit sharing, joint venture or other similar arrangements; operating efficiencies; customer or employee satisfaction; customer growth; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of our equity or debt securities; factoring transactions; sales or licenses of our assets, including our intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); product development or product release schedules; new product innovation; product or other cost reductions, brand recognition/acceptance; product ship targets; sales of assets or subsidiaries; implementation, completion or attainment of measurable objectives with respect to products or projects, acquisitions and divestitures, and recruiting and maintaining personnel.

The Committee may determine achievement of the performance measures based on the relative or absolute attainment of specified levels of one or any combination of the performance measures listed above, pursuant to generally accepted accounting principles, or GAAP, or on a non-GAAP basis, as determined by the Committee.

Performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures will be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in tax or accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of mergers, acquisitions and divestitures, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures: (I) may vary by Participant and may be different for different awards; or (II) may be particular to a Participant or a department, branch line of business, subsidiary or other unit of the Company and may cover such period as may be specified by the Committee.

Certification of Awards

Following the conclusion of a Performance Period, the Committee will certify, in writing, the amount of the award for each Participant for such Performance Period. With respect to awards to Named Executives intended to be performance-based compensation under Section 162(m) of the Code, certification must occur prior to any payment on the award, except as is consistent with the initial qualification of the award as performance-based compensation under Section 162(m) of the Code in the case of death or disability of the Participant or a change in control of us.

Payment of Awards

The amount of the award actually paid to a Participant may, in the sole discretion of the Committee, be less than (but not more than) the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period. The Committee may not waive the achievement of the applicable performance goals under awards intended to qualify as performance-based compensation under Section 162(m) of the Code (or provide in the terms of such an award for payment in the absence of attainment of the performance goal) except in the case of the death or disability of the Participant or a change in control of us.

The actual amount of the award determined by the Committee for a Performance Period will be paid in the Committee’s discretion in cash or, to the extent permissible under one of our stockholder-approved stock plans, stock based awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

Award Denomination

An award may be denominated and computed based on: (i) a stated dollar amount, (ii) a percentage of the annual base salary of the Participant receiving such award or (iii) a percentage of an annual bonus pool or performance measure established by the Committee, subject to achievement of performance goals (and, with respect to awards to Named Executives intended to be performance-based compensation, in accordance with the rules applicable under Section 162(m) of the Code).

With respect to awards granted to Named Executives intended to qualify as performance-based compensation under Section 162(m) of the Code in no event shall the amount earned by a Participant by reason of performance goal achievement exceed $3,000,000 in any fiscal year.

Amendment, Term and Termination

The Annual Incentive Compensation Plan will commence on the date it is approved by our stockholders, provided that awards may be granted subject to stockholder approval of the Annual Incentive Compensation Plan. On September 9, 2013, the Committee approved awards under the Annual Incentive Compensation Plan, as described below under “New Plan Benefits.”

Unless sooner terminated by the Committee, to the extent necessary to ensure that award payments made to Named Executives may be deductible by us for federal income tax purposes, the Annual Incentive Compensation Plan shall terminate as of the date of the first meeting of our stockholders occurring during 2019, unless the term of Annual Incentive Compensation Plan is extended and reapproved at such stockholders’ meeting. No awards may be awarded under the Annual Incentive Compensation Plan after its termination. Termination of the Annual Incentive Compensation Plan will not affect any awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Annual Incentive Compensation Plan notwithstanding its termination.

The Board may, from time to time, alter, amend, suspend or terminate the Annual Incentive Compensation Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the NASDAQ Stock Market (or such other principal securities market on which our securities are listed or qualified for trading). No amendments to, or termination of, the Annual Incentive Compensation Plan will in any way impair the rights of a Participant under any award previously granted without such Participant’s consent.

Tax Withholding

Whenever payments under the Annual Incentive Compensation Plan are to be made to a Participant, we may withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any related applicable governmental withholding tax requirements.

Claim to Awards

Nothing in the Annual Incentive Compensation Plan shall provide to any Participant a right to receive any award or payment under the Annual Incentive Compensation Plan with respect to a Performance Period. Nothing in the Annual Incentive Compensation Plan nor the grant of an award under the Annual Incentive Compensation Plan will confer upon any Participant the right to continued employment or affect any right that we may have to terminate the employment of any such Participant at any time for any reason or to demote or to exclude such Participant from future awards under the Annual Incentive Compensation Plan. Except as specifically provided by the Committee, we will not be liable for the loss of any actual or potential payments related to an award granted in the event of the termination of employment of any Participant. No Participant will have any claim to be granted any award under the Annual Incentive Compensation Plan, and there is no obligation for uniformity of treatment of Participants under the Annual Incentive Compensation Plan.

Unfunded Status of the Annual Incentive Compensation Plan

The Annual Incentive Compensation Plan is intended to constitute an “unfunded” plan for incentive compensation.

Deferrals

The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Annual Incentive Compensation Plan in connection with an award. Any such deferral elections shall be made in compliance with Section 409A of the Code.

Section 409A

To the extent that any award under the Annual Incentive Compensation Plan is subject to Section 409A of the Code, the award shall be granted, paid or deferred, as applicable, in a manner that will comply with Section 409A of the Code, including Treasury Regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Annual Incentive Compensation Plan that would cause the grant of an award or the payment or deferral thereof, as applicable, to fail to satisfy Section 409A of the Code shall be, at the discretion of the Committee, amended to comply with Section 409A of the Code, which amendment may be made on a retroactive basis, in accordance with Treasury Regulations and other guidance issued under Section 409A of the Code. Notwithstanding any of the foregoing, we make no representations or warranty and will have no liability to a Participant or any other person if any provisions or payments, compensation or other benefits under the Annual Incentive Compensation Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

New Plan Benefits

Any awards under the Annual Incentive Compensation Plan will be at the discretion of the Committee. While it is not possible at present to determine the amount of any award that will be received by Participants during the term of the Annual Incentive Compensation Plan, the Committee has approved certain target awards, subject to the approval of the Annual Incentive Compensation Plan by our stockholders.

On September 9, 2013, the Committee approved of an annual incentive program, which we refer to as the FY14 AIP, under our Annual Incentive Compensation Plan for our fiscal year ending July 31, 2014, which we refer to as fiscal 2014, and granted awards, which we refer to as the FY14 Awards, under the FY14 AIP.

Our Committee set a sublimit, which we refer to as the Umbrella Limit, of the maximum amount that may be paid to Participants under the FY14 AIP. The Umbrella Limit under the FY14 AIP is 2.25% of our non-GAAP Operating Income for James Green and 1.25% of our non-GAAP Operating Income for all other executive officers. Our non-GAAP Operating income is based on our GAAP operating income as calculated using the non-GAAP adjustments set out in our Non-GAAP Adjustment Policy as approved and in effect as of September 9, 2013. If we do not have any non-GAAP Operating income for fiscal 2014, no awards will be payable under the Plan.

Payouts to our executive officers under our FY14 AIP are based on the achievement of revenue, non-GAAP earnings per share, and return on invested capital targets. Our non-GAAP earnings per share are based on GAAP earnings per share adjusted for certain items that we consider to be non-operating, non-recurring or of a non-cash nature, such as share-based compensation expense, restructuring charges, and acquisition-related expenses. No such item is used to calculate a non-GAAP measure without the approval of the Audit Committee of our board.

Under the FY14 AIP, each of our executive officers has been assigned a target cash award and has the opportunity to earn a maximum of two times the target based on performance relative to the criteria described above as follows:

Name and Position	Percentage of Base Salary	Target Award (Dollar Value ($))	Maximum Award (Dollar Value ($))
James W. Green,	100%	$600,000	$1,200,000
President and Chief Executive Officer
Mervat Faltas,	60%	$191,493	$382,986
Senior Vice President, Medical Imaging Business
John J. Fry,	60%	$211,006	$422,012
Senior Vice President, General Counsel and Secretary
Michael L. Levitz,	60%	$198,681	$397,362
Senior Vice President, Chief Financial Officer, and Treasurer
Farley Peechatka,	60%	$179,962	$359,924
Senior Vice President, Ultrasound Business
Executive Officers as a Group	N/A
Non-Executive Director Group	N/A	N/A	N/A
Non-Executive Officer Employee Group	N/A

Federal Income Tax Consequences

The following summarizes the operation of Section 162(m) of the Code but does not purport to describe all tax consequences of the Annual Incentive Compensation Plan.

Section 162(m) of the Code, as implemented by the Internal Revenue Service, denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the three other most highly paid executive officers of a publicly traded corporation (other than the chief financial officer). Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more performance goals; (ii) the performance goals must be established by a committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the committee must certify that the performance goals and any other material terms were in fact satisfied. The Company believes that, if the Annual Incentive Compensation Plan is approved by the stockholders, the Annual Incentive Compensation Plan will permit the payment of awards intended to qualify as performance-based compensation under the Code.

The Annual Incentive Compensation Plan also permits payment of awards that are not intended to qualify as performance-based compensation under the Code. These awards will normally be deductible by the Company when the participant has compensation income, subject to the applicable limitations of Code Section 162(m).

The foregoing is only intended as a summary of the federal income tax consequences that apply to awards and payments under the Annual Incentive Compensation Plan, based on our interpretation of current tax laws.

PROPOSALS OF STOCKHOLDERS

A stockholder who intends to present a proposal for action at the 2015 annual meeting may seek to have his or her proposal included in our proxy materials for that meeting by notifying us of such intention and furnishing the text of the proposal to us. Such notice must also include the stockholder’s address and statement of the number of shares of common stock held of record or beneficially by such stockholder and of the date or dates upon which such shares were acquired, and must be accompanied by documentary support for a claim of beneficial ownership. The proposal must satisfy the conditions established by the SEC for proposals to be considered for possible inclusion in the proxy materials relating to the 2015 annual meeting. To have a proposal considered for inclusion in the proxy materials for the 2015 annual meeting, a stockholder must give the notice mentioned above and submit his or her proposal no later than August 12, 2014, provided that if the 2015 annual meeting is not held within 30 days before or after the anniversary date of the 2014 annual meeting, the deadline for submitting proposals is a reasonable time before we begin to print and send our proxy materials. The notice and text should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary.

Our By-laws provide that, in order for a stockholder to make nominations for the election of the directors, a stockholder must deliver notice of such nominations to the Secretary not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Any such notice must set forth the information required by our By-laws, including certain information about the stockholder making the nomination and certain information about the person nominated for election. Stockholder nominations for election at the 2015 annual meeting of stockholders must be submitted no later than October 23, 2014.

OTHER MATTERS

We know of no business which will be presented for consideration at the 2014 annual meeting other than that set forth in this proxy statement. However, if any such other business shall come before the 2014 annual meeting, the persons named in the proxies or their substitutes shall vote the proxies in respect of any such business in accordance with their best judgment.

We will bear the cost of solicitation of proxies. Our officers and employees may, without additional remuneration, assist in soliciting proxies by mail, e-mail, telephone and in person. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports to stockholders. This means that only one copy of this proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or our annual report to stockholders may have been sent to multiple stockholders in a household. We will promptly deliver a separate copy of each document to any stockholder who writes to or calls us at the following address or telephone number: Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary; telephone number: 978-326-4000. If a stockholder wishes to receive separate copies of our annual report to stockholders and proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy per household, the stockholder should contact his, her, or its bank, broker, or other nominee record holder. Alternatively, the stockholder may contact us at the above-referenced address or telephone number.

Electronic Access to Proxy Materials and Annual Report to Stockholders

Our stockholders can access this proxy statement and our 2013 Annual Report to Stockholders via http://www.edocumentview.com/ALOG. For future annual meetings of stockholders, registered stockholders can consent to receiving our proxy materials by e-mail in lieu of receiving them by mail. If you are a registered stockholder and you have not already done so, go to http://www.envisionreports.com/ALOG to view materials and set preferences for material delivery and to vote. Stockholders who hold shares through a bank, brokerage firm or other nominee may request electronic access by contacting their nominee.

WE WILL FURNISH TO ANY STOCKHOLDER UPON WRITTEN REQUEST, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SEC. A request for our Annual Report on Form 10-K should be sent to Analogic Corporation, 8 Centennial Drive, Peabody, Massachusetts 01960, Attention: John J. Fry, Senior Vice President, General Counsel, and Secretary.

For the Board of Directors,

John J. Fry
Secretary

November 27, 2013

IF YOU DO NOT EXPECT TO BE PRESENT AT THIS MEETING AND WISH YOUR STOCK TO BE VOTED, YOU ARE REQUESTED TO VOTE PROMPTLY PURSUANT TO THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED. IF YOU ARE A HOLDER OF RECORD WHO RECEIVED PRINTED PROXY MATERIALS, YOU SHOULD COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED ON BEHALF OF OUR BOARD. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, IS ENCLOSED FOR THAT PURPOSE. IF YOU HOLD YOUR SHARES IN “STREET NAME” YOU SHOULD FOLLOW THE INSTRUCTIONS ON THE VOTING INSTRUCTION CARD PROVIDED BY YOUR BROKER.

APPENDIX A

ANALOGIC CORPORATION

AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Amended and Restated 2009 Stock Incentive Plan (the “Plan”) of Analogic Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Awards may be made under the Plan for up to 4,453,518 shares of common stock, $.05 par value per share, of the Company (the “Common Stock”). As of and from the Effective Date, 2,475,000 shares of Common Stock are available for the grant of Awards (the “Available Share Limit”). The Available Share Limit may be increased by the number of shares of Common Stock reserved under awards outstanding on or before October 15, 2013 that are forfeited and/or returned to the Plan pursuant to Sections 4(a)(2) or 4(a)(3) below. Any or all Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)).

(2) Fungible Share Pool. Any Award made after October 15, 2013 that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as one share for each share of

Common Stock subject to such Award. Any Award made after October 15, 2013 that is a Full-Value Award shall be counted against the share limits specified in Section 4(a)(1) as 3.00 shares for each one share of Common Stock subject to such Full-Value Award.

To the extent a share that was subject to an Award not constituting a Full Value Award is returned to the Plan pursuant to Section 4(a)(3) after October 15, 2013, the Available Share Limit will be credited with one share. To the extent that a share that was subject to an Award constituting a Full Value Award is returned to the Plan pursuant to Section 4(a)(3) after October 15, 2013, the Available Share Limit will be credited with 3.00 shares.

“Full-Value Award” means any Restricted Stock Award or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of Fair Market Value (as defined in Section 5(c)) on the date of grant.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the share limit specified in Section 4(a)(1):

(A) all shares of Common Stock covered by an SAR shall be counted against the number of shares available for the grant of Awards; provided, however, that SARs that may be settled only in cash shall not be so counted;

(B) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards in accordance with the share counting provisions of Section 4(a)(2); provided, however, in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code; and provided further, in the case of the exercise of a SAR that is settled in stock, the number of shares counted against the shares available for grant of Awards shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise;

(C) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to or withheld by the Company to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards other than Full Value Awards (including shares retained from such Award) shall not be added back to the number of shares available for the future grant of Awards (for the avoidance of doubt, shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to or withheld by the Company to satisfy tax withholding obligations with respect to a Full Value Award (including shares retained from such Full Value Award) shall be added back to the number of shares available for the future grant of Awards); and

(D) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 10, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 150,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The aggregate grant date fair value of the Awards made to any director (excluding any Awards made at the election of a director in lieu of all or a portion of such director’s cash compensation for board service) who is not an employee of the Company at the time of grant shall not exceed $500,000 in any calendar year.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(d) In the case of Incentive Stock Options, the foregoing provisions of Section 4 shall be subject to any limitations under the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. In no event will dividend equivalents be paid in respect of options.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Analogic Corporation, any of Analogic Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to the additional conditions and requirements of Section 422 of the Code and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the Fair Market Value on the date the Option is granted; provided that if the Board approves the grant of an Option effective as of a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date. Unless otherwise determined by (or in a manner approved by) the Board, Fair Market Value shall mean the closing price of the Common Stock on the NASDAQ Global Select Market on the relevant date, or if no sale of stock has been recorded on such date, then on the next preceding day on which a sale was so made.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Award agreement. Unless otherwise specified in the applicable Option agreement, if the term of an Option would otherwise expire during, or within the thirty (30) day period following the end of, a Blackout Period, the Option shall remain exercisable until the date that is thirty (30) days after the end of such Blackout Period (the “Additional Exercise Period). No Option shall be granted with a term in excess of seven (7) years plus any Additional Exercise Period. “Blackout Period” means, with respect to an option holder, any period during which such option holder is prohibited from trading in the Corporation’s securities pursuant to a trading blackout period established under the Company’s Insider Trading Policy as then in effect.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with payment in full (in the manner specified in Section 5(h)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable Option agreement or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would pay the exercise price for the portion of the Option being exercised by cancelling a portion of the Option for such number of shares as is equal to the exercise price divided by the excess of the Fair Market Value on the date of exercise over the Option exercise price per share.

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) the Board may not cancel any outstanding Option (whether or not granted under the Plan) with an exercise price per share above the then-current Fair Market Value in exchange for a cash payment, other than pursuant to Section 10, and (4) the Board may not take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

6. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date. In no event will dividend equivalents be paid in respect of SARs.

(b) Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Exercisability and Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement. Unless otherwise specified in the applicable SAR agreement, if the term of a SAR would otherwise expire during, or within the thirty (30) day period following the end of, a Blackout Period, the SAR shall remain exercisable during the Additional Exercise Period. No SAR shall be granted with a term in excess of seven (7) years plus any Additional Exercise Period.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be in electronic form) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR, (3) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) with a measurement price per share above the then-current Fair Market Value in exchange for a cash payment, other than pursuant to Section 10, and (4) the Board may not or take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (such grants of Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided in the Restricted Stock agreement. Unless otherwise provided in the Restricted Stock agreement, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8. Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Performance Awards

(a) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b) Dividends. Dividends or Dividends Equivalents with respect to Performance Awards may be paid only at such time and to the extent the conditions for vesting of such Performance Award shall have been satisfied.

(c) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; return on operating revenue; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; appreciation in and/or maintenance of the price of the Company stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; profit margin, year-end cash; cash margin; debt reduction; stockholders equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); passing preapproval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements; codevelopment, comarketing, profit sharing, joint venture or other similar arrangements; operating efficiencies; customer or employee satisfaction; customer growth; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); product development or product release schedules; new product innovation; product or other cost reductions, brand recognition/acceptance; product ship targets; sales of assets or subsidiaries; implementation, completion or attainment of measurable objectives with respect to products or projects, acquisitions and divestitures, and recruiting and maintaining personnel. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in tax or accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of mergers, acquisitions and divestitures, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or a department, branch, line of business, subsidiary or other unit of the Company and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change in Control Event.

(e) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 10(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C) For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

(c) Acceleration Upon a Change in Control Event.

(1) Definition. A “Change in Control Event” shall mean:

(A) consummation of any merger or consolidation in which (i) the Company is a constituent party or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation (except, in the case of both clauses (i) and (ii) above, any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation and in approximately the same relative proportions, at least 51% by voting power of the capital stock of (x) the surviving or resulting corporation or (y) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, of the parent corporation of such surviving or resulting corporation);

(B) the issuance, sale or transfer, in a single transaction or series of related transactions, of capital stock representing at least 51% of the voting power of the outstanding capital stock of the Company immediately following such transaction;

(C) the sale of all or substantially all of the assets of the Company; or

(D) a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of the Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board.

(2) Effect on Awards. The agreement evidencing any Award under the Plan may provide that the Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, effective immediately prior to a Change in Control Event.

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer (i.e., without payment of consideration) of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.

(1) Each Award, and (if applicable) the Participant’s acceptance thereof, shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(2) The agreement for any Award may include, or provide for the execution of a separate agreement that includes, restrictions on the Participant engaging in competitive activities during, and during a specified period of time following the termination of, such Participant’s employment with or service to the Company, and may further provide that should the Company determine that such non-competition covenant has been violated, all or a portion of such Award shall terminate or be forfeited.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) (with respect to repricings), Section 9 (with respect to Performance Awards) and Section 12(d) (with respect to actions requiring stockholder approval), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option.

The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 9 (with respect to Performance Awards), the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). Awards may be granted under the Plan prior to such stockholder approval, provided such Awards are specifically contingent upon the obtaining of such stockholder approval. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (i) no amendment to Sections 5(g) or 6(e) with respect to repricings may be made effective unless and until the Company’s stockholders approve such amendment, (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. Awards may be made that are conditioned upon stockholder approval of any amendment to the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

13. Deferred Compensation

(a) Anything in the Plan to the contrary notwithstanding, the following rules shall apply to awards intended to comply with Section 409A of the Code (“409A Awards”) and shall constitute further restrictions on terms of Awards set forth elsewhere in the Plan:

(1) The Board may permit a Participant to elect to defer an Award or to defer any payment under an Award (each, an “Election”), only if such Election is in writing and specifies the amount of the distribution in settlement of the Award being deferred, as well as the time and form of the distribution as permitted by the Plan.

(2) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however,

that if the Award qualifies as “performance-based compensation” for purposes of Section 409A of the Code, and is based on services performed over a period of at least twelve (12) months, the Election may be made no later than six (6) months prior to the end of such period.

(b) Any 409A Award which permits a subsequent Election to delay the distribution or change the form of a distribution in settlement of such Award shall comply with the following requirements:

(1) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(2) Each subsequent Election related to a distribution in settlement of an Award not described in Section 13(c)(2), (c)(3), or (c)(4) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(3) No subsequent Election related to a distribution pursuant to Section 13(c)(4) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

(c) No distribution in settlement of a 409A Award may commence earlier than:

(1) Separation from service (as determined pursuant to Treasury Regulations or other applicable guidance);

(2) The date the Participant becomes Disabled (as defined below in Section 13(f));

(3) Death;

(4) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Board upon the grant of an Award and set forth in the award agreement, or (ii) specified by the Participant in an Election complying with the requirements of Section 13(a) and/or 13(b), as applicable;

(5) To the extent provided by Treasury Regulations promulgated pursuant to Section 409A of the Code or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(6) The occurrence of an Unforeseeable Emergency (as defined below in Section 13(e)).

(d) Notwithstanding anything else herein to the contrary, to the extent that a Participant is a specified employee, as defined in Section 409A(a)(2)(B)(i) of the Code, no distribution pursuant to Section 13(c)(1) in settlement of a 409A Award may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death. In the event any distribution is delayed pursuant to the immediately previous sentence, the 409A Award will be paid at the beginning of the seventh month following the Participant’s termination, or, in the event of the Participant’s death during such six-month period, payment will be made to the Participant’s beneficiary as soon as administratively possible following receipt by the Board of satisfactory notice and confirmation of the Participant’s death.

(e) If a Participant establishes the occurrence of an Unforeseeable Emergency (as defined in Section 409A of the Code) to the satisfaction of the Board, the Board shall have the authority to provide for distribution in settlement of all or a portion of such Award. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Board’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Board. The Board’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(f) The Board shall have the authority to provide in the award agreement evidencing any Award subject to Section 409A of the Code for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(1) The Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(2) The Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

(g) If a Participant dies before complete distribution of amounts payable upon settlement of a 409A Award, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Board of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

(h) Notwithstanding anything to the contrary herein, the Board shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Treasury Regulation Section 1.409A-3(j).

(i) The Board shall not amend or terminate and no amendment or termination of the Plan or an Award pursuant to Sections 11(f) or 12(d) of the Plan shall be effective with respect to 409A Awards except insofar as it complies with the requirements of Section 409A of the Code.

(j) Any substitution of a new stock right, as defined in Treasury Regulation Section 1.409A-1(l), or assumption of an outstanding stock right pursuant to any changes in stock described in Section 10(a) of the Plan or pursuant to any merger and other transaction described in Sections 10(b) and 10(c) of the Plan and any adjustment of a stock right to reflect a stock split or a stock dividend shall comply with the requirements of Treasury Regulation Sections 1.409A-1(b)(5)(v)(D) and (H), as applicable.

(k) In the case of any Award providing for a distribution upon the lapse of a Substantial Risk of Forfeiture, (as defined in Treasury Regulations promulgated pursuant to Section 409A of the Code) if the timing of such distribution is not otherwise specified in the Plan or the Award agreement, the distribution shall be made on or after January 1 and on or before March 15 of the year following the year in which the risk of forfeiture lapsed.

APPENDIX B

ANALOGIC CORPORATION

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE

The Analogic Corporation Amended and Restated Employee Stock Purchase Plan (hereinafter the “Plan”) is intended to provide a method whereby employees of Analogic Corporation (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s Common Stock. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	ELIGIBLE EMPLOYEES

All employees of the Company or any of its participating subsidiaries (as defined below), shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For the purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

For the purpose of this Plan, the term employee shall not include an employee whose customary employment is twenty (20) hours or less per week or is for not more than five (5) months in any calendar year.

3.	STOCK SUBJECT TO THE PLAN

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock, $.05 par value, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is [700,000] subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

4.	PAYMENT PERIODS AND STOCK OPTIONS

The period commencing on the first day of the next succeeding month following the approval of the Plan by the Company’s stockholders and ending on either the next June 30 or December 31, whichever occurs earlier, and thereafter, the six-month periods, January 1 to June 30 and July 1 to December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price, as hereinafter provided, that number of full shares of the Common Stock of the Company reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price, but not more than the number of shares equal in value to $12,500 divided by the Option Price on the first business day of the Payment Period. In order to purchase shares under the Plan, an employee must remain eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be the lesser of (i) eighty-five percent (85%) of the fair market value of the

Company’s Common Stock on the first business day of the Payment Period, or (ii) eighty- five percent (85%) of the fair market value of the Company’s Common Stock on the last business day of the Payment Period, in either case rounded up to avoid fractions other than multiples of 1/8.

In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by proportionate increase in the number of shares and proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the Plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

For purposes of this Plan the term “fair market value” means, if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock of the Company on such exchange or, if the Common Stock is traded in the over-the-counter securities market but not on a national securities exchange, the average bid and asked closing prices of the Common Stock.

For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the NASDAQ Global Select Market or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any other employee stock purchase plans of the Company that are qualified under Section 423 of the Code or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code.

5.	EXERCISE OF OPTION

Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of and throughout a Payment Period, he shall not be entitled to exercise his option.

6.	AUTHORIZATION FOR ENTERING PLAN

An eligible employee may enter the Plan by filling out, signing and delivering to the Human Resources Department an Authorization:

(a)	stating the amount to be deducted regularly from his pay;

(b)	authorizing the purchase of stock for him in each Payment Period in accordance with the terms of the Plan;

(c)	specifying the exact name in which Common Stock purchased for him is to be issued in accordance with Article 11 hereof.

Such Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

The Company will accumulate and hold for the employee’s account the amounts deducted from his pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

Unless an employee files a new Authorization or withdraws from the Plan, his deductions and purchases under the Authorization he has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his payroll deductions as of the beginning of the next Payment Period by filling out, signing and delivering to the Human Resources Department a new Authorization. Such new Authorization must be received by the Human Resources Department at least ten (10) business days before the beginning date of such next succeeding Payment Period.

7.	MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS

An employee may authorize payroll deductions in any even dollar amount up to but not more than an aggregate of $12,500 (or such lesser amount as is determined by the Committee (as defined below) from time to time) in any Payment Period; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5.00).

8.	UNUSED PAYROLL DEDUCTIONS

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s payroll deduction account at the end of a Payment Period will be automatically refunded to the employee.

9.	CHANGE IN PAYROLL DEDUCTIONS

Deductions may be increased or decreased during a Payment Period. A new Authorization will be required and must be received by the Human Resources Department at least ten (10) business days prior to the payroll period in which such change in deductions will take effect. New Authorizations received by the Human Resources Department after such date will take effect in the next succeeding payroll period.

10.	WITHDRAWAL FROM THE PLAN

An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his account under the Plan at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Human Resources Department in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

An employee who withdraws from the Plan is like an employee who has never entered the Plan; the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To re-enter, such an employee must file a new Authorization at least ten (10) business days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

11.	ISSUANCE OF STOCK

Certificates for Common Stock issued to participants will be delivered as soon as practicable after each Payment Period. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

Common Stock purchased under the Plan will be issued only in the name of the employee, or if his Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.	NO TRANSFER OF ASSIGNMENT OF EMPLOYEE’S RIGHTS

An employee’s rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him or her.

13.	TERMINATION OF EMPLOYEE’S RIGHTS

Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when s/he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for at least twenty (20) hours per week, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his/her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him/her on the day the interruption occurs.

Upon termination of the participating employee’s employment because of his/her death, his beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Company’s Human Resources Department prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the Payment Period next following the date of the employee’s death for the purchase of that number of full shares of Common Stock reserved for the purposes of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Price, and any excess in such account (in lieu of fractional shares) will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Human Resources Department, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.	DESIGNATION OF BENEFICIARY

A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his/her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him/her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Company may designate. No beneficiary shall, prior to the death of the employee by whom s/he has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.	TERMINATION AND AMENDMENTS TO PLAN

The Plan may be terminated at any time by the Company’s Board of Directors. It will terminate in any case when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Common Stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participating employees, in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be refunded.

The Board of Directors also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without prior approval of the stockholders, which would

(a)	except as provided in Articles 3 and 4, increase the number of shares of Common Stock to be offered under the Plan,

(b)	Permit payroll deductions at a rate in excess of an aggregate of $12,500 in any Payment Period.

16.	LIMITATIONS OF SALE OF STOCK PURCHASED UNDER THE PLAN

The Plan is intended to provide eligible employees an opportunity to acquire the Company’s Common Stock for investment. The Company does not, however, intend to restrict or influence any employee with respect to the resale of the Common Stock purchased under the Plan. An employee may, therefore, sell Common Stock purchased under the Plan at any time; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such Common Stock disposed of within two years after the date of the last day of the Payment Period during which the Common Stock was purchased showing the number of such shares disposed. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

17.	COMPANY’S PAYMENT OF EXPENSES RELATED TO PLAN

The Company will bear all costs of administering and carrying out the Plan.

18.	PARTICIPATING SUBSIDIARIES

The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the stockholders.

19.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the “Committee”). The Committee shall consist of not less than three members of Company’s Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

20.	OPTIONEES NOT STOCKHOLDERS

Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

21.	APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employee’s payroll deductions.

22.	GOVERNMENTAL REGULATION

The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.	TRANSFERABILITY

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10.

24.	EFFECT OF CHANGES OF COMMON STOCK

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

25.	MERGER OR CONSOLIDATION

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, (ii) entitle each participating employee to receive on the last day of the Payment Period upon the exercise of such option for each share of Common Stock as to which such option shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, or (iii) upon written notice to participating employees, provide that all outstanding options will be terminated immediately prior to the consummation of such event, and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board of Directors in such notice, which date shall not be less than ten (10) days preceding the effective date of the event, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible.

A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

26.	WITHHOLDING OF ADDITIONAL FEDERAL INCOME TAX

If applicable tax laws impose a tax withholding obligation in connection with any transaction related to options granted to or shares acquired by an employee pursuant to the Plan, the Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to such employee, unless an affected employee has made, no later than the date of the event creating the tax liability, provision satisfactory to the Company for payment of any taxes required by law to be withheld. The determination of whether such employee’s provision for payment of taxes is satisfactory shall be in the Company’s sole discretion.

27.	APPROVAL OF STOCKHOLDERS

The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve (12) months before and ending twelve (12) months after the date the Plan is adopted by the Board of Directors. The Plan was adopted by the Board of Directors on November 4, 1985 and amended on January 21, 1986, October 9, 1997 and on October 15, 2002. The Plan, as amended in 1986, was approved by the stockholders on January 22, 1986. The Plan, as amended in 1997, was approved by the stockholders on January 23, 1998. The Plan, as amended in 2002, was approved by the stockholders on January 17, 2003.

APPENDIX C

ANALOGIC CORPORATION

2014 ANNUAL INCENTIVE COMPENSATION PLAN

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining employees of the Company and its Affiliates who, because of the extent of their responsibilities, can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such executive officers. The Plan is also intended to permit the payment of Awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2.	DEFINITIONS

2.1. “Affiliate” shall mean any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any regulations thereunder, and any other business venture (including, without limitation, partnership, joint venture or limited liability company) in which the Company has a controlling interest as determined by the Committee.

2.2. “Award” shall mean any amount granted to a Participant under the Plan.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.6. “Company” shall mean Analogic Corporation, a Massachusetts corporation.

2.7. “Disability” means any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

2.8. “Effective Date” means the effective date specified in Section 5.15.

2.9. “Eligible Employee” means an employee of the Company or its Affiliates.

2.10. “Employment Agreement” means an employment, severance or similar agreement between the Company or any Affiliate and a Participant.

2.11. “Named Executive” means a person whose compensation from the Company and, as applicable, its Affiliates is, or is deemed materially likely by the Committee to be, subject to the limitation on deductibility set forth in Section 162(m) of the Code.

2.12. “Participant” shall mean a person selected to participate in the Plan pursuant to Article 3.

2.13. “Performance Measures” shall mean one or more of the following objective performance measures, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: net sales; revenue; revenue growth or product revenue growth; return on operating revenue; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total shareholder return; return on assets or net assets; return on capital (including return on total capital or return on invested capital); cash flow return on investment; appreciation in and/or maintenance of the price of the Company stock or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; profit margin, year-end cash; cash margin; debt reduction; stockholders equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); passing preapproval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements; codevelopment, comarketing, profit sharing, joint venture or other similar arrangements; operating efficiencies; customer or employee satisfaction; customer growth; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); product development or product release schedules; new product innovation; product or other cost reductions, brand recognition/acceptance; product ship targets; sales of assets or subsidiaries; implementation, completion or attainment of measurable objectives with respect to products or projects, acquisitions and divestitures, and recruiting and maintaining personnel. Performance Measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such Performance Measures shall be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in tax or accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of mergers, acquisitions and divestitures, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such Performance Measures: (I) may vary by Participant and may be different for different Awards; or (II) may be particular to a Participant or the department, branch line of business, subsidiary or other unit of the Company and may cover such period as may be specified by the Committee.

2.14. “Performance Period” means the Company’s fiscal year, or any other period selected by the Committee.

2.15. “Plan” means the Analogic Corporation 2014 Annual Incentive Compensation Plan.

3.	ELIGIBILITY AND ADMINISTRATION

3.1. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Measures and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants in a manner consistent with Section 409A of the Code; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may delegate any ministerial matters to officers or employees of the Company but may not delegate authority or responsibilities described in the preceding sentence except to the extent ministerial.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

3.2. Eligibility. Participants in the Plan will be selected by the Committee from among the Eligible Employees of the Company and its Affiliates who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee may consider any factors it deems relevant, including, without limitation, the individuals’ functions, responsibilities, value of services to the Company and past and potential contributions to the Company’s profitability and growth. If a person becomes eligible to participate in the Plan after the Committee has made its initial designation of Participants, such individual may become a Participant if so designated in writing by the Committee.

4.	AWARDS

4.1. Performance Period; Performance Goals.

(a) With respect to Awards to Named Executives intended to qualify as performance-based compensation under Section 162(m) of the Code, performance goals shall be established as follows: Not later than the earlier of (i) 90 days after the commencement of a Performance Period and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate (x) the Participants for the Performance Period and (y) the performance goals for determining the Award for each Participant for each Performance Period based on attainment of specified levels of one or any combination of the Performance Measures. Within such time period the Committee shall also specify the exclusion for charges related to an event or occurrence that the Committee determines should appropriately be excluded. Such performance goals shall otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

(b) With respect to other Awards, the performance goals may be established in any manner permitted by the Committee.

4.2. Certification. At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period. With respect to Awards to Named Executives intended to be performance-based compensation under Section 162(m) of the Code, certification must occur prior to any payment on the Award, except as is consistent with the initial qualification of the Award as performance-based compensation under Section 162(m) of the Code in the case of death or Disability of the Participant or change in control of the Company.

4.3. Payment of Awards. The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than (but not more than) the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The Committee may not waive the achievement of the applicable performance goals under Awards intended to qualify as performance-based compensation under Section 162(m) of the Code (or provide in the terms of such an Award for payment in the absence of attainment of the performance goal) except in the case of the death or Disability of the Participant or a change in control of the Company. The actual amount of the Award determined by the Committee for a Performance Period shall be paid in the Committee’s discretion in cash or, to the extent permissible under a shareholder-approved stock plan of the Company, stock based awards under such plan. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends, unless payment is deferred pursuant to a plan or arrangement satisfying the requirements of Section 409A of the Code.

4.4. Award Denomination and Amount. An Award may be denominated and computed based on a stated dollar amount, a percentage of the annual base salary of the Participant receiving such Award or a percentage of an annual bonus pool or Performance Measure established by the Committee subject to achievement of performance goals (and, with respect to Awards to Named Executives intended to be performance-based compensation, in accordance with the rules applicable under Section 162(m) of the Code). With respect to Awards granted to Named Executives intended to qualify as performance-based compensation under Section 162(m) of the Code in no event shall the amount earned by a Participant by reason of performance goal achievement exceed $3,000,000 in any fiscal year.

5.	MISCELLANEOUS

5.1. Term. The Plan will commence as of the Effective Date. Unless sooner terminated by the Committee, to the extent necessary to ensure that Award payments made to Named Executives may be deductible by the Company for federal income tax purposes, the Plan shall terminate as of the date of the first meeting of the Company’s shareholders occurring during 2019, unless the term of the Plan is extended and reapproved at such shareholders’ meeting. No Awards may be awarded under the Plan after its termination. Termination of the Plan shall not affect any Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

5.2. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code, or by the NASDAQ Stock Market (or such other principal securities market on which the Company’s securities are listed or qualified for trading). No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.3. Section 162(m) of the Code. Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards. The Committee shall have the power to impose such other restrictions on Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

5.4. Tax Withholding. Whenever payments under the Plan are to be made to a Participant, the Company or a may withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

5.5. Right of Discharge Reserved; Claims to Awards. Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of any actual or potential payments related to an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.6. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.7. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, nor its submission to the shareholders of the Company for approval, will be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards that do not qualify under Section 162(m) of the Code, and such other arrangements may be either applicable generally or only in specific cases.

5.8. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.9. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.10. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the payments respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

5.11. Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder will be construed as (i) giving any Participant the right to continue in the employ or service of the Company or any Affiliate, (ii) interfering in any way with the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time (subject to the terms and provisions of any Employment Agreement with the Participant) or (iii) giving any Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees. Except as expressly provided in the Plan, the Plan will not confer on any person other than the Company and the Participant any rights or remedies thereunder.

5.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.13. Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan in connection with an Award. Any such deferral elections shall be made in compliance with Section 409A of the Code.

5.14. Section 409A. To the extent that any Award under the Plan is subject to Section 409A of the Code, the Award shall be granted, paid or deferred, as applicable, in a manner that will comply with Section 409A of the Code, including Treasury Regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment or deferral thereof, as applicable, to fail to satisfy Section 409A of the Code shall be, at the discretion of the Committee, amended to comply with Section 409A of the Code, which amendment may be made on a retroactive basis, in accordance with Treasury Regulations and other guidance issued under Section 409A of the Code. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

5.15. Effective Date of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders. Awards may be granted under the Plan prior to such stockholder approval, provided such Awards are specifically contingent upon the obtaining of such stockholder approval.

5.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Analogic Corporation

8 Centennial Drive

Peabody, Massachusetts 01960

978-326-4000

002C5N2E8F

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
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▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR ALL nominees and FOR proposals 2, 3, 4, 5 and 6:

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	1a - Bernard C. Bailey	☐	☐	☐	1b - Jeffrey P. Black	☐	☐	☐	1c - James W. Green	☐	☐	☐

	1d - James J. Judge	☐	☐	☐	1e - Kevin C. Melia	☐	☐	☐	1f - Michael T. Modic	☐	☐	☐

	1g - Fred B. Parks	☐	☐	☐	1h - Sophie V. Vandebroek	☐	☐	☐	1i - Edward F. Voboril	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	To ratify the appointment of Pricewaterhouse Coopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2014	☐	☐	☐	3.	To hold an advisory vote on executive compensation	☐	☐	☐
4.	To approve an Amended and Restated 2009 Stock Incentive Plan	☐	☐	☐	5.	To approve an Amended and Restated Employee Stock Purchase Plan	☐	☐	☐
6.	To approve the 2014 Annual Incentive Compensation Plan	☐	☐	☐

In their discretion, the proxies are authorized to act on any and all matters incidental to any of the foregoing and transact such other business as may legally come before the meeting or any adjourned session or sessions thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

+
Proxy — ANALOGIC CORPORATION

Annual Meeting of Stockholders

January 21, 2014 11:00 a.m. Eastern Time

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) James W. Green, Michael L. Levitz, and John J. Fry, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Analogic Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on January 21, 2014, at Analogic Corporation’s headquarters at 8 Centennial Drive, Peabody, Massachusetts 01960, and at any adjourned session or sessions thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014, FOR THE APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2009 STOCK INCENTIVE PLAN, FOR THE APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AND, FOR THE APPROVAL OF THE 2014 ANNUAL INCENTIVE COMPENSATION PLAN. IF VOTING BY MAIL, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. YOU MAY ALSO VOTE BY INTERNET OR PHONE FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS PROXY CARD.

Continued and to be signed on reverse side

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - B ON BOTH SIDES OF THIS CARD.	+